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                     LOUISIANA RIVERBOAT GAMING PARTNERSHIP
                        ST. CHARLES GAMING COMPANY, INC.

                            NOTE PURCHASE AGREEMENT

                UP TO $38,400,000 SENIOR SECURED INCREASING RATE
                                 NOTES DUE 1996


                 NOTE PURCHASE AGREEMENT ("Agreement") dated as of July 20, 1995, by and among LOUISIANA RIVERBOAT GAMING PARTNERSHIP, a Louisiana general partnership having its chief executive office at 711 Isle of Capri Boulevard, Bossier City, Louisiana 71111, its successors and assigns, "LRGP"), ST. CHARLES GAMING COMPANY, INC., a Louisiana corporation having its chief executive office at 2131 Oak Park Boulevard, Lake Charles, Louisiana 70601 (including its successors and assigns, "SCGC", and collectively with LRGP, the "Issuers"), NOMURA HOLDING AMERICA INC., a Delaware corporation having its chief executive office at 2 World Financial Center, Building B, New York, New York (together with its successors and assigns, the "Purchaser") and FIRST NATIONAL BANK OF COMMERCE, a national banking association, as agent for the Purchaser (the "Agent").

                 WHEREAS, the Issuers desire to issue and sell to the Purchaser, subject to the terms and conditions hereinafter provided, certain secured promissory notes, consisting of up to $38,400,000 aggregate principal amount of the Senior Secured Increasing Rate Notes Due 1996, all as more fully set forth in this Agreement; and

                 WHEREAS, the sale of such promissory notes is intended to provide temporary bridge financing for the Issuers, to be refinanced and replaced by the Issuers at the earliest practicable date out of the proceeds of a public or private securities offering or a commercial loan transaction or otherwise; and

                 WHEREAS, subject to the terms and conditions hereinafter set forth, the Purchaser is willing to purchase such promissory notes;

                 NOW, THEREFORE, the Issuers, jointly and severally, and the Purchaser agree as follows:

                            ARTICLE 1.  DEFINITIONS.

                 Section 1.1 Defined Terms. For the purposes of this Agreement, terms defined in the caption or recitals to this Agreement shall have such defined meanings, and the following terms shall have the following respective meanings:

                 "Accountants" has the meaning specified in Section 7.1(b)(i).
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                 "Account Debtor" shall mean the party who is obligated on or under an account receivable.

                 "Affiliate" means, as to any Person, any Person (other than a Subsidiary) which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of 5% or more of the outstanding shares of Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by ownership of Capital Stock, by contract or otherwise.

                 "Agent" means First National Bank of Commerce, as agent for the Purchaser under certain of the Related Documents, or any successor agent.

                 "Authorized Officer" means as to any Person, the Treasurer, the Chief Financial Officer, the Executive Vice President, the President or the Chief Executive Officer of such Person or (if such Person is a partnership) of the general partner of such Person.

                 "Bank Account" means, as to any Person, any demand, passbook, money market or other depositary account maintained by such Person with any bank, savings and loan association, credit union or other depositary institution, other than an account evidenced by a certificate of deposit.

                 "Business Day" means any day except a Saturday, a Sunday or a day on which banks in New York City or the New York Stock Exchange are authorized or required by law to be closed.

                 "Calcasieu Development Agreements" shall have the meaning specified in Section 5.15.

                 "Capital Expenditures" means with respect to any Person the expenditures of such Person which should be capitalized on the balance sheet of such Person in accordance with GAAP (including that portion of Capitalized Lease Obligations which should be capitalized on a consolidated balance sheet of such Person in accordance with GAAP) and which are made in connection with the purchase, construction or improvement of items properly classified on such balance sheet as property, plant, equipment or other fixed assets or intangibles.

                 "Capitalized Lease" means, as to any Person, a lease of (or other agreement conveying the right to use) real and/or personal Property to such Person as lessee, with respect to which the obligations of such Person to pay rent or other amounts are required to be classified and accounted for as a
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         capital lease on a balance sheet of such Person in accordance with
         GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

                 "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a Capitalized Lease and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

                 "Capital Stock" means and includes any and all shares, interests, participations or other equivalents of or interests in (however designated) capital stock of a corporation, any and all partnership interests in a partnership, any and all equivalent ownership interests of a Person (other than a corporation or a partnership), and any and all warrants or options to purchase any of the foregoing, including, without limitation, shares of Preferred Stock or preference stock.

                 "Cash Equivalents" means (i) marketable obligations maturing within one year after acquisition thereof issued or fully guaranteed by the United States of America or instrumentality or agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) open market commercial paper, maturing within 270 days after acquisition thereof, which shall have been rated in one of the two highest categories of either Standard & Poor's Corporation or Moody's Investors Service, Inc., issued by a corporation organized under the laws of any State of the United States of America or of the District of Columbia, (iii) certificates of deposit or bankers acceptances or other obligations maturing within one year after acquisition thereof issued by a domestic commercial bank which is a member of the Federal Reserve System and has capital and surplus and undivided profits in excess of $500,000,000, or (iv) other certificates of deposit maturing within one year after acquisition thereof in respect of deposits fully insured by the Federal Deposit Insurance Corporation, issued by a domestic commercial bank which is a member of the Federal Reserve System and has capital and surplus and undivided profits in excess of $500,000,000.

                 "Casino America" means Casino America, Inc., a Delaware corporation.

                 "Caterpillar" means Caterpillar Financial Services Corporation, a Delaware corporation.

                 "Caterpillar Loan Agreement" means the Loan Agreement, dated May 17, 1994, between LRGP and Caterpillar, as the
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         same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                 "Caterpillar Ship Mortgage" means the Preferred Ship Mortgage, dated May 17, 1994, made by LRGP in favor of Caterpillar, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                 "Certified" when used with respect to any financial information of any Person to be certified by any of its officers, indicates that such information is to be accompanied by a certificate to the effect that such financial information has been prepared in accordance with GAAP consistently applied (except for changes in accounting methods required by GAAP or approved by the Purchaser in writing), subject in the case of interim financial information to normal year-end audit adjustments and absence of the footnotes required by GAAP, and presents fairly, in all material respects, the information contained therein as at the dates and for the periods covered thereby.

                 "Change of Control" means (i) any failure by Casino America, directly or indirectly, to own legally and beneficially at least 50% of all outstanding Capital Stock of LRGP, or to designate at least 50% of the members of the Executive Management Committee of LRGP, or (ii) any failure by LRGP, directly or indirectly, to own legally and beneficially at least 50% of all outstanding Capital Stock of SCGC, and to designate at least 50% of the members of the Board of Directors of SCGC, or (iii) any termination of any Management Agreement, or (iv) any transaction, event or occurrence, or series of transactions, events or occurrences, as a result of which any Person or group (within the meaning of Section 13(d) of the Exchange Act and rules promulgated thereunder), acquires more than 30% of the outstanding shares of Voting Stock of Casino America or otherwise obtains control of the Board of Directors of Casino America.

                 "Change of Control Offer" has the meaning specified in Section 3.5(c).

                 "Closing Date" has the meaning set forth in Section 2.4.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Collateral" means, as of any date, collectively, all Property of the Issuers and the Issuers' Subsidiaries in which any of such Persons has as of such date granted a Lien to the Agent or the Purchaser pursuant to the Security Documents.
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                 "Common Stock" means, with respect to any Person, any
         authorized Capital Stock of such Person of any class which shall have the right to participate in the distribution of the earnings or assets of such Person without limitation as to amount.

                 "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income (Loss) of such Person for such period, plus, without duplication, to the extent deducted in determining Consolidated Net Income (Loss) for such period, (a) any extraordinary losses for such period, (b) any net loss realized during such period in connection with an asset sale permitted under Section 10.4, (c) provision for taxes for such period based on income or profits (or, in determining Consolidated Cash Flow of LRGP for any Tax Calculation Period, the Tax Payment Amount for such Tax Calculation Period), (d) Consolidated Interest Expense of such Person for such period, (e) depreciation and amortization expense for such period, minus (x) any net gain realized during such period in connection with any asset sale, to the extent such net gain was included in computing Consolidated Net Income (Loss), in each case on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

                 "Consolidated Current Assets" means, with respect to any Person at any time, the sum, without duplication, of all amounts which, in conformity with GAAP, should be included as current assets on a consolidated balance sheet of such Person and its consolidated Subsidiaries as at such time.

                 "Consolidated Current Liabilities" means, with respect to any Person at any time, the sum, without duplication, of all amounts which, in conformity with GAAP, should be included as current liabilities on a consolidated balance sheet of such Person and its consolidated Subsidiaries as at such time.

                 "Consolidated Excess Cash Flow" means, with respect to any Person for any period, Consolidated Net Income (Loss) of such Person for such period plus, without duplication, to the extent deducted in determining Consolidated Net Income (Loss) for such period, (a) depreciation expense, (b) amortization expense, (c) all other non-cash charges, exclusive of deferred taxes and provision for doubtful accounts, (d) any net decrease in Consolidated Working Capital during such period, (e) any extraordinary losses for such period, and (f) net losses resulting from any sale of assets permitted under Section 10.4, and minus, without duplication, (x) Capital Expenditures made during such period in accordance with Section 10.10 (to the extent not financed), (y) scheduled payments of the principal amount of any Debt actually paid during such period, and (z) to the extent added in calculating Consolidated Net Income (Loss)
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         of such Person for such period, extraordinary gains and net gains resulting from any sale of assets permitted under Section 10.4, all as determined for such Person and its Subsidiaries on a consolidated basis in accordance with GAAP.

                 "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (a) the aggregate of the interest expense, whether capitalized or expensed, on Debt of such Person and its Subsidiaries for such period, on a consolidated basis as determined in accordance with GAAP (excluding the amortization of costs relating to original debt issuances but including the amortization of debt discount) plus (b) that portion of all payments in respect of Capitalized Lease Obligations of such Person and its Subsidiaries representing the interest component of such payments as determined in accordance with GAAP plus (c) payments under Guarantees with respect to interest expense plus (d) interest expense with respect to deferred payments.

                 "Consolidated Net Income (Loss)" means, with respect to any Person for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP; provided that in determining Consolidated Net Income (Loss) of LRGP (i) for any period there shall be excluded any income (or loss) of SCGC and its Subsidiaries for such period to the extent otherwise included therein, and (ii) for any Tax Calculation Period, there shall be deducted from revenue the Tax Payment Amount for LRGP for such Tax Calculation Period.

                 "Consolidated Tangible Net Worth" means, as applied to any Person at a particular date, all items classified as assets on such Person's financial statements less all liabilities of such Person at such date, less (i) the net book value of goodwill, patents, trademarks, trade names, organization expenses, license costs, unamortized debt discount, non-competition agreements and other similar intangibles (collectively, "Consolidated Intangibles") plus
         (ii) reserves and deferred income taxes applicable to such Consolidated Intangibles, all determined in conformity with GAAP.

                 "Consolidated Total Indebtedness" means, with respect to any Person, at any time, all Debt of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Working Capital" means, with respect to any Person as of any date of determination, Consolidated Current Assets of such Person minus Consolidated Current Liabilities of such Person, in each case as determined as of such date.

                 "Crown" means Crown Casino Corporation, a Texas corporation.
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                 "Crown Note" means the $20,000,000 principal amount promissory note to be issued by LRGP to Crown in connection

         with the closing under the Stock Purchase Agreement, substantially in the form of Exhibit A-1 to the Stock Purchase Agreement, as the same may be amended, waived, supplemented or otherwise modified as permitted under Section 10.17 hereof.

                 "Crown Pledge Agreement" means the Pledge Agreement to be made by Crown in favor of the Agent, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Crown Subordination Agreement" means the Intercreditor and Subordination Agreement to be entered into among Crown, the Purchaser and the Agent relating to, inter alia, the Crown Note, substantially in the form of Exhibit E hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Current Ratio" means the ratio of (a) Consolidated   Current
         Assets to (b) Consolidated Current Liabilities.

                 "Debt" with respect to any Person means, without duplication,
         (i) all indebtedness of such Person for borrowed money, (ii) any obligation incurred for all or any part of the purchase price of Property or services, other than accounts payable and accrued expenses included in current liabilities in accordance with GAAP and incurred in respect of Property or services purchased in the ordinary course of business, (iii) indebtedness or obligations evidenced by bonds, notes or similar written instruments, (iv) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (v) any obligation (whether or not such Person has assumed or become liable for the payment of such obligation) secured by a Lien on any Property of such Person (other than any Lien permitted by subsection (b), (c), (d), (e) or (f) of Section 10.2),
         (vi) Capitalized Lease Obligations of such Person, (vii) all Guarantees by such Person of obligations of any other Person of the types referred to in the foregoing clauses (i) through (vi), inclusive, and (viii) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

                 "Default" means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

                 "Depositary Bank Agreement" means an agreement substantially in the form of Exhibit Q hereto with respect to one or more Bank Accounts now or hereafter maintained by
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         either Issuer or their respective Subsidiaries, among such Issuer or such Subsidiary and the bank or other depositary institution at which such Bank Account is maintained, and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Dollars" and "$" shall mean lawful money of the United States of America.

                 "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Noise Control Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any so-called "Superfund" or "Superlien" law, any regulation promulgated under any of the foregoing or any other Federal, state, or local statute, law, ordinance, code, rule, regulation, Order, common law or other requirement of any Governmental Body regulating, relating to or imposing liability or standards of conduct concerning the environment, health and safety, or any Hazardous Material, all as now or at any time hereafter may be in effect.

                 "Environmental Matter" means any claim, investigation, litigation, administrative proceeding, whether pending or, to the knowledge of either of the Issuers, threatened, or judgment or Order, arising, asserted or entered under or pursuant to any Environmental Law, or relating to any Hazardous Materials or the release thereof.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

                 "ERISA Affiliate" means any corporation or other Person which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as either of the Issuers or any of their respective Subsidiaries, or which is under common control (within the meaning of Section 414(c) of the Code) with either of the Issuers or any of their respective Subsidiaries, or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with either of the Issuers or any of their respective Subsidiaries, or any corporation or other Person which is required to be aggregated with either of the Issuers or any of their respective Subsidiaries pursuant to Section 414(o) of the Code or the regulations promulgated thereunder.

                 "Event of Default" has the meaning specified in Section 11.1.
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                 "Excess Property" means the two barges owned by SCGC on the date hereof.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar statute.

                 "Fair Market Value" means what a willing buyer would pay to a willing seller in an arm's-length transaction.

                 "Fee Mortgages" means, collectively, the LRGP Fee Mortgage and the SCGC Fee Mortgage.

                 "Fixed Charge Ratio" means, with respect to any Person for any period, the ratio of (a) Consolidated Cash Flow of such Person for such period, to (b) the sum of Consolidated Interest Expense for such period (excluding any interest paid pursuant to Section 2.2 hereof) plus scheduled payments of principal of Indebtedness of such Person for such period provided that (i) for purposes of calculating the Fixed Charge Ratio for LRGP for any period, only two-thirds of the aggregate scheduled payments of principal under the Hibernia LRGP Pavilion Loan Agreement during such period shall be taken into account, and (ii) for purposes of calculating the Fixed Charge Ratio for SCGC for any period, the scheduled payments of principal of the Inter- Issuer Note for such period shall be deemed to be equal to one-third of the aggregate scheduled payments of principal under the Hibernia LRGP Pavilion Loan Agreement during such period.

                 "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis both as to classification of items and amounts (except for changes in accounting methods required by GAAP or approved in writing by the Purchaser).

                 "Governmental Body" means any national, federal, state, county, parish, city, town, village, municipal, tribal or other government or governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

                 "Guarantee" means, with respect to any Person, any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business and performance bonds, indemnities and similar obligations not guaranteeing or otherwise insuring payment of any Debt or other financial obligation), direct or indirect, of such Person with respect to any Debt or other obligations of another Person (including, without limitation, obligations under leases), through an agreement
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         or otherwise, including, without limitation, (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such Debt or other obligations and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease Property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the Property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation. The amount of any Guarantee shall be equal to the outstanding amount of the obligations of such other Person directly or indirectly guaranteed.

                 "Hazardous Material" and "Hazardous Materials" shall mean as follows:

                          (1) any "hazardous substance" as defined in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. Sections 9601 & 9602, as may be amended from time to time, or any other so-called "superfund" or "superlien" law and any judicial interpretation of any of the foregoing;

                          (2) any "regulated substance" as defined pursuant to 40 C.F.R. Part 280;

                          (3) any "pollutant or contaminant" as defined in 42 U.S.C.A. Sections 9601(33);

                          (4) any "hazardous waste" as defined in, or for purposes of, the Resource Conservation and Recovery Act;

                          (5) any "hazardous chemical" as defined in 29 C.F.R. Part 1910;

                          (6) any "hazardous material" as defined in, or for purposes of, the Hazardous Materials Transportation Act; and

                          (7) any other substance, regardless of physical form, or form of energy or pathogenic agent that is subject to any law or requirement of any Governmental Body regulating, relating to, or imposing obligations,
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                 liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, Property or the reasonable enjoyment of life or Property from the presence in the environment of any solid, liquid, gas, odor, pathogen or form of energy, from whatever source.

                 Without limiting the generality of the foregoing, the term "Hazardous Material" thus includes, but is not limited to, any material, waste or substance that contains petroleum or any fraction thereof, asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive.

                 "Hibernia Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement to be entered into among Hibernia, the Purchaser and the Agent relating to the Hibernia LRGP Pavilion Loan, the Hibernia LRGP Pavilion Mortgage, the Hibernia Equipment Loan and the Hibernia Equipment Security Agreement, substantially in the form of Exhibit F hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Hibernia Equipment Loan" means up to $6,100,000 aggregate principal amount of Debt outstanding under the Hibernia Equipment Loan Agreement.

                 "Hibernia Equipment Loan Agreement" means the Credit Agreement, dated as of September 20, 1994, between LRGP and Hibernia, as the same may be amended, waived, supplemented or otherwise modified as permitted under Section 10.17 hereof.

                 "Hibernia Equipment Security Agreement" means the Commercial Security Agreement, dated as of September 20, 1994, between LRGP and Hibernia, as the same may be amended, waived, supplemented or otherwise modified as permitted under Section 10.17 hereof.

                 "Hibernia Line of Credit" means up to $2,000,000 aggregate principal amount of Debt outstanding under the Hibernia Line of Credit Agreement.

                 "Hibernia Line of Credit Agreement" means the Loan Agreement, dated April 17, 1995, between LRGP and Hibernia, as same may be amended, waived, supplemented or otherwise modified as permitted under
         Section 10.17 hereof.

                 "Hibernia LRGP Pavilion Loan" means up to $15,000,000 aggregate principal amount of Debt outstanding under the Hibernia LRGP Pavilion Loan Agreement.

                 "Hibernia LRGP Pavilion Loan Agreement" means the Credit Agreement, dated as of April 26, 1995, between LRGP and Hibernia, as the same may be amended, waived,

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         supplemented or otherwise modified as permitted under Section 10.17 hereof.

                 "Hibernia LRGP Pavilion Mortgage" means the Act of Mortgage, Pledge and Assignment of Leases and Proceeds, and Security Agreement, dated April 26, 1995, made by LRGP in favor of Hibernia, as the same may be amended, waived, supplemented or otherwise modified as permitted under Section 10.17 hereof.

                 "Intercreditor Agreements" means, collectively, the Hibernia Intercreditor Agreement and the Crown Subordination Agreement.

                 "Inter-Issuer Note" means the Promissory Note, dated May 2, 1995, made by SCGC in favor of LRGP, in a principal amount of up to $15,000,000.

                 "Internal Revenue Service" means the United States Internal Revenue Service and any successor or similar agency performing similar functions.

                 "Inventory" means all inventory, and all of the present or future goods of the Issuers and their respective Subsidiaries, of whatever kind or nature, wherever located, whether now owned or hereafter acquired, which are held by the Issuers or any of their respective Subsidiaries for sale, license or lease, furnished under any service contract, or held as raw materials, components, work in process, supplies, or materials used or consumed in the business of the Issuers or any of their respective Subsidiaries, including all returns, repossessions, substitutions, replacements, parts, additions and accessions thereto and thereof.

                 "Investment" when used with reference to any investment of any Issuer or any of its Subsidiaries, means any investment so classified under GAAP, and, whether or not so classified, includes (a) any Debt owed by any Person to such Issuer or to any such Subsidiary, (b) any Guarantee by such Issuer or any such Subsidiary, and (c) any Capital Stock of any Person held by such Issuer or any such Subsidiary, and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

                 "Issuers' Reports" has the meaning specified in Section 4.5(a).

                 "Lease Agreements" means all lease agreements entered into by any of the Issuers or any of their respective Subsidiaries now existing or hereafter entered into providing for the lease of equipment by any of the Issuers

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         and their respective Subsidiaries, together with any "Assignment of
         Rights Under Contract" or related documents executed at any time in connection therewith, as the foregoing may be renewed, extended or modified, and all rights of any of the Issuers and their respective Subsidiaries in connection therewith.

                 "Leased Property" means the Property subject to the Agreement of Lease dated March 24, 1995, as amended, between Port Resources, Inc. and CRU, Inc., as lessors, and SCGC, as lessee, and recorded in Calcasieu Parish, Louisiana, File No. 225-1425, June 21, 1995.

                 "Leasehold Mortgage" means, the Mortgage, Security Agreement and Assignment of Leases, Rents and Proceeds, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Leverage Ratio" means, with respect to any Person for any period, the ratio of (a) Consolidated Total Indebtedness of such Person as of the last day of such period, to (b) Consolidated Cash Flow of such Person for such period.

                 "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, conditional sale or title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any of a Person's Property (whether held on the date hereof or hereafter acquired), or any signed or filed financing statement which names such Person as the debtor, or the execution of any security agreement or the like authorizing any other Person as the secured party thereunder to file such a financing statement.

                 "LRGP Fee Mortgage" means the Mortgage, Security Agreement and Assignment of Leases, Rents and Proceeds, substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

                 "LRGP Pledge Agreement" means the Pledge Agreement to be made by LRGP in favor of the Agent, substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

                 "LRGP Ship Mortgage" means the First Preferred Ship Mortgage, substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Majority Noteholders" means at any time, holders of more than 50% of the aggregate principal amount of the Notes outstanding at such time.

                 "Management Agreements" means, collectively, the Management Agreement between LRGP and Riverboat Services, Inc. dated January 4, 1993 and the Management Agreement between SCGC and Riverboat Services, Inc. dated March 2, 1995; each, a "Management Agreement".

                 "Material Adverse Effect" means, with respect to any Person, any change or changes or effect or effects that individually or in the aggregate are or are likely to be materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or otherwise) of such Person and its Subsidiaries taken as a whole, (ii) the legality, validity or enforceability of any of this Agreement, the Notes and the Related Documents, or (iii) the ability of such Person and its Subsidiaries to fulfill their obligations under this Agreement, the Notes and the Related Documents.

                 "Material Contracts" means all oral or written Lease Agreements, supply agreements, requirements contracts, customer agreements, franchise agreements, license agreements, distribution agreements, joint venture agreements, asset purchase agreements, stock purchase agreements, merger agreements, agency or advertising agreements, leases of real or personal property, credit agreements, loan agreements, security agreements, mortgages, trust deeds, trust indentures, shareholder agreements, consulting agreements, management agreements, employment agreements, severance agreements, collective bargaining agreements, employee benefit plans or arrangements, tax sharing agreements, and other contracts, agreements and commitments to which either Issuer or any of its Subsidiaries are parties, and which are material to the businesses, assets or operations of such Issuer and its Subsidiaries taken as a whole.

                 "Maturity Date" means (a) July 27, 1996 or (b) such later date to which the Maturity Date may be extended pursuant to Section 2.5(b).

                 "Maximum Amount of the Notes" means $38,400,000, as such amount may be reduced from time to time in accordance with Section 3.4.

                 "Mortgages" means, collectively, the Fee Mortgages and the Leasehold Mortgages.

                 "Multiemployer Plan" means a multiemployer plan as defined in
         Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code contributed to by any of the Issuers or any of their respective Subsidiaries or ERISA Affiliates.

                 "Net Cash Proceeds" means, with respect to any Person with respect to (a) an incurrence by such Person or its Subsidiaries of any Debt, (b) the issuance and sale by such Person of any of its Capital Stock, or (c) any sale, lease, transfer or other voluntary or involuntary disposition of any Property of such Person or its Subsidiaries, the aggregate amount of cash consideration received by such Person or its Subsidiaries in connection with such transaction after (i) deduction of all reasonable and customary fees, costs and expenses directly incurred by such Person or its Subsidiaries in connection therewith, including, without limitation, reasonable and customary underwriting discount, brokerage or selling commissions, if any, (ii) taxes paid or reasonably anticipated to be payable as a result of such transaction, (iii) the reasonable fees and disbursements of counsel paid by such Person or its Subsidiaries in connection therewith, (iv) in the case of the incurrence of Debt permitted by Section 10.1, the amount repaid on then-existing Debt to the extent that such then-existing Debt is secured by a mortgage or security interest permitted hereunder on Property having a ranking superior to, or on a parity with, the mortgages or security interests securing the Notes, and (v) in the case of any sale, lease, license, transfer or other voluntary or involuntary disposition of any Property, the amount repaid on then-existing Debt permitted by Section
         10.1 to the extent that such then-existing Debt is secured by a mortgage or security interest on Property having a ranking superior to, or on a parity with, the mortgages or security interests securing the Notes.

                 "Note" and "Notes" have the meanings set forth in Section 2.1.

                 "Note Purchase Request" has the meaning specified in Section
         2.3.

                 "Obligations" means, collectively, the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Issuers to the Agent and the Purchaser (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Notes and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Issuer whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Related Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Purchaser that are required to be paid by the Issuers pursuant to the terms of this Agreement, the Notes or any Related Document).

                 "Officer's Certificate" means with respect to any Person, a certificate signed by an Authorized Officer of the specified Person or, if such Person is a partnership, of the general partner of such Person.

                 "Operating Lease Expense" means, with respect to any Person, at any time, all amounts which, in conformity with GAAP, would be included as operating lease expense on a consolidated income statement of such Person and its Subsidiaries for such period.

                 "Order" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body.

                 "PBGC" means the Pension Benefit Guaranty Corporation, and any successor agency or Governmental Body performing similar functions.

                 "Pension Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, excluding any Multiemployer Plans, maintained by or contributed to by the Issuers or any of its Subsidiaries or ERISA Affiliates.

                 "Permitted Liens" has the meaning specified in Section 10.2.

                 "Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

                 "Plan" and "Plans" means any employee benefit plan as defined in Section 3(3) of ERISA, excluding a Multiemployer Plan, established or maintained for the benefit of employees of either of the Issuers or any of its Subsidiaries or ERISA Affiliates.

                 "Pledge Agreements" means, collectively, the Crown Pledge Agreement and the LRGP Pledge Agreement.

                 "Preferred Stock" means any class of Capital Stock of a Person which is entitled to a preference or priority over any other class of Capital Stock of such Person with respect to any distribution of such Person's assets, whether with respect to dividends or distributions, or upon liquidation or dissolution, or both.

                 "Principal Office" means the principal office of the Purchaser, located at the address of the Purchaser set forth in
         Section 14.5 hereof, or at such other location as the Purchaser may from time to time hereafter specify by written notice to the Issuers.

                 "Property" with respect to any Person, means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, of such Person.

                 "Related Documents" means the Subsidiary Guarantees, if any, the Security Documents, the Intercreditor Agreements, the Stock Purchase Agreement and all other agreements, instruments and documents executed or delivered pursuant to or in connection with any of the foregoing.

                 "Reportable Event" means any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder for which the 30-day notice has not been waived by the PBGC.

                 "Responsible Officer" means, with respect to SCGC, the Chief Financial Officer thereof, and with respect to LRGP, the President, Secretary or Treasurer thereof.

                 "Restricted Investment" means any Investment other than:

                          (a)   any Investment in Cash Equivalents; and

                          (b) any Investment existing on the Closing Date and set forth in Schedule 4.10B.

                 "Restricted Payment" means, with respect to any Person,

                          (a) the declaration or payment of any dividend or other distribution on, or the incurrence of any liability to make any other payment in respect of, Capital Stock of such Person (other than one payable solely in Common Stock of such Person),

                          (b) any payment or distribution on account of the purchase, redemption, defeasance (including in-substance or legal defeasance) or other retirement of any Capital Stock of such Person, or of any warrant, option or other right to acquire such Capital Stock, or any other payment or distribution made in respect thereof, and

                          (c) any payment by such Person on account of the principal of or prepayment charge, if any, or interest or other amounts with respect to any Debt of any of the Issuers or their respective Subsidiaries other than Debt represented by the Notes, if (i) such payment is made prior to the due date thereof provided under the terms of the documents pursuant to or in connection with which such Debt was incurred, or (ii) such Debt is subordinated in right of payment to the prior payment of the Notes (including, without limitation, the Subordinated Debt) and a Default or Event of Default shall have occurred and be continuing or such payment is on account of the principal amount thereof or prepayment charge.

         The amount of any Restricted Payment made in the form of Property shall be deemed to be the greater of the Fair Market Value or the net book value of such Property.

                 "Sale Slot Machines" means (i) with respect to LRGP, such slot machines as are permitted to be so sold, exchanged or disposed of, or removed from its Bossier City riverboat, under the terms of the Hibernia Equipment Loan Agreement and Hibernia Equipment Security Agreement as in effect on the date hereof, and (ii) with respect to SCGC for any fiscal year, slot machines having an aggregate fair market value not greater than 10% of the fair market value of all slot machines owned by SCGC as of the beginning of such year.

                 "SCGC Fee Mortgage" means, the Mortgage, Security Agreement and Assignment of Leases, Rents and Proceeds, substantially in the form of Exhibit K, as the same may be amended, supplemented or otherwise modified from time to time.

                 "SCGC Ship Mortgage" means the First Preferred Fleet Mortgage, substantially in the form of Exhibit L, as the same may be amended, supplemented or otherwise modified from time to time.

                 "SEC" means the Securities and Exchange Commission and any succeeding agency, authority, commission or Governmental Body.

                 "Securities Act" means, as of any date, the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute.

                 "Security Agreement" means the Security Agreement to be made by SCGC and LRGP in favor of the Agent, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Security Documents" means the Security Agreement, any security agreements hereafter executed by any Subsidiary of either of the Issuers, the Leasehold Mortgage, the Fee Mortgages, the Pledge Agreements, the Ship Mortgages, and all financing statements, fixture filings, mortgages, trust deeds, short form mortgages, assignments and other agreements, instruments and documents that may now or hereafter be executed, delivered, filed or recorded pursuant thereto or in connection therewith, as any of the foregoing may from time to time be amended, modified or supplemented in accordance with the terms thereof.

                 "Ship Mortgages" means, collectively, the LRGP Ship Mortgage and the SCGC Ship Mortgage.

                 "Solvent" means, when used with respect to any Person, that
         (i) the fair value of the property of such Person is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's assets would constitute unreasonably small capital. For such purposes, any contingent liability (including, without limitation, pending litigation, Guarantees, unfunded vested liabilities under Plans and claims for federal, state, local and foreign taxes, if any) is valued at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "State Police Approval" shall mean the written approval of the transactions contemplated by this Agreement by the Louisiana Department of Public Safety and Corrections, Office of State Police, Riverboat Gaming Enforcement Division.

                 "Stock Purchase Agreement" has the meaning specified in
         Section 5.10.

                 "Subordinated Debt" means, collectively, the Crown Note and the Inter-Issuer Note.

                 "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding Voting Stock is at the time directly or indirectly owned or controlled by such Person or by one or more of any entities directly or indirectly owned or controlled by such Person.

                 "Subsidiary Guarantee" means any Guarantee required to be executed and delivered to the Agent by a Subsidiary of either of the Issuers formed or acquired after the Closing

         Date pursuant to Section 9.6, each of which shall be substantially in the form attached hereto as Exhibit P.

                 "Tax Calculation Period" means (i) with respect to any distribution to be made pursuant to Section 10.6(a)(iii)(A), each calendar quarter, and (ii) with respect to any calculation of Consolidated Net Income (Loss), Consolidated Cash Flow and Consolidated Excess Cash Flow of LRGP, (x) for any such calculation made to determine the amount of contingent interest payable for any month pursuant to Section 2.2, such month, and (y) otherwise, the calendar quarter most recently ended prior to the date of such calculation.

                 "Tax Payment Amount" means, with respect to any distribution to be made on the Capital Stock of LRGP pursuant to Section 10.6(a)(iii)(A), any calculation of Consolidated Net Income (Loss), Consolidated Cash Flow and Consolidated Excess Cash Flow of LRGP, and the Tax Calculation Period most recently ended prior to the date of such distribution or calculation, the effective aggregate federal, state and local income taxes which would have been payable by such Issuer during such Tax Calculation Period if LRGP had been a corporation (other than an "S" corporation within the meaning of Section 1361(a) of the Code) during such entire Tax Calculation Period, in any event not to exceed 40% for any Tax Calculation Period.

                 "Termination Date" means September 30, 1995.

                 "Voting Stock" with respect to any Person shall mean Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

                 "Welfare Plan" means an employee welfare benefit plan, as defined in Section 3(1) of ERISA, maintained by or contributed to by either of the Issuers or any of its Subsidiaries or ERISA Affiliates.

                 "Wholly-owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the shares of Capital Stock (and all rights and options to purchase such shares) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.

                 Section 1.2 Accounting Terms. All accounting terms used in this Agreement shall be applied on a consolidated basis for each Issuer and its
Subsidiaries, unless otherwise specifically indicated herein.   All accounting
terms not
specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Terms used herein that are defined in the Uniform Commercial Code as in effect in the State of New York, unless defined herein, shall have the respective meanings specified in that statute.

                    ARTICLE 2.  SALE AND PURCHASE OF NOTES.

                 Section 2.1 Authorization of Notes. Issuers have duly authorized the issue, sale and delivery of their Senior Secured Increasing Rate Notes Due 1996, in an aggregate principal amount at any one time outstanding not to exceed $38,400,000, to be dated the date of issue thereof, to bear interest from such date on the unpaid principal amount thereof (calculated on the basis of a 360-day year consisting of twelve 30-day months) at a rate per annum for all Notes equal to 12.0% at the date of issuance of the first such Notes to be issued, which rate shall be increased by 0.25% on the date which is three months after such date of initial issuance and each subsequent date which is three months after the immediately preceding such increase date, such interest to be payable monthly in arrears on the first day of each month (commencing on the first day of the first full month after the Closing Date), and at maturity, and to bear interest (so calculated), payable on demand, on any overdue principal and, to the extent permitted by applicable law, on any overdue interest and other overdue amounts payable hereunder until the same shall be paid in full (as well as after as before judgment), at a rate per annum equal to 2% above the then applicable interest rate, and to be substantially in the form of Exhibit A hereto attached (all such notes originally issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the "Notes" and individually a "Note").

                 Section 2.2 Contingent Interest. In addition to the interest payable as set forth in Section 2.1, contingent interest shall be payable on the Notes on each interest payment date commencing on the first day of the tenth full month following the Closing Date in an aggregate amount equal to (a) on interest payment dates other than the Maturity Date, 7.5% of the sum of (i) the Consolidated Cash Flow of LRGP for the one month period ending on the last day of the second month prior to the month in which such interest payment date occurs, and (ii) the Consolidated Cash Flow of SCGC for the one month period ending on the last day of the second month prior to the month in which such interest payment date occurs, and (b) on the Maturity Date, 7.5% of the sum of
(i) 80% of the Consolidated Cash Flow of LRGP for the one month period ending on the last day of the second month prior to the month in which the Maturity Date occurs, (ii) the amount determined pursuant to subclause (i) of this
Section 2.2(b) multiplied by a fraction, the numerator of which is the number of days in the period commencing on the beginning of the month in which the Maturity Date occurs to but excluding the Maturity Date (the "Stub Period"), and the denominator of which is 30, (iii) 80% of the Consolidated Cash Flow of SCGC for the one month period ending on the last day of the second month prior to the month in which the Maturity Date occurs and (iv) the amount determined pursuant to subclause (iii) of this Section 2.2(b) multiplied by a fraction, the numerator of which is the number of days in the Stub Period and the denominator of which is 30.

                 Section 2.3 Sale and Purchase of Notes. Subject to the applicable terms and conditions set forth in this Agreement, the Issuers will issue and sell to the Purchaser, and the Purchaser will purchase from the Issuers, from time to time during the period from and including the Closing Date to but not including the Termination Date, the Notes at a purchase price equal to 100% of the principal amount thereof; provided that the aggregated outstanding principal amount of the Notes shall not at any time exceed the Maximum Amount of the Notes; provided further, that it is expressly understood and agreed that the Purchaser shall have no commitment or obligation at any time to purchase any Notes hereunder unless and until all of the applicable conditions to such purchase set forth herein shall be satisfied or waived by the Purchaser in writing. Each sale of Notes hereunder shall be made upon written notice by the Issuers to the Purchaser in the form of Exhibit M hereto (each such notice a "Note Purchase Request") given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date such sale is to be effected, which notice shall specify (i) the requested date of such sale (which shall not be on or after the Termination Date), and (ii) the aggregate principal amount of Notes to be sold to the Purchaser at such time. Not more than one sale of Notes shall be effected during any one calendar month, and each such purchase of Notes shall be of an aggregate principal amount of not less than $1,000,000. The closing of each sale of the Notes shall take place at 10:00 A.M. (New York City time) at the Principal Office of the Purchaser (except for the sale of Notes effected on the Closing Date, which shall take place at the time and place provided in Section 2.4). At each such closing, the Issuers shall execute and deliver to the Purchaser a Note registered in the name of the Purchaser or its nominee, dated the date of such sale and in the principal amount to be so purchased (or, if the Purchaser shall so request, two or more such Notes in the same aggregate principal amount in such denominations as the Purchaser shall specify), against the Purchaser's delivery to the Issuers of immediately available funds in Dollars in the amount of 100% of the purchase price of such Note; provided, however, that in lieu of the execution and delivery of the Notes by the Issuers at the time of each such sale, at the election of the Purchaser at or prior to the Closing Date, the Issuers shall execute and deliver to the Purchaser on the Closing Date a single Note registered in the name of the Purchaser or its nominee, dated the Closing Date and in the principal amount of $38,400,000, which Note shall evidence the initial sale of the Notes on the Closing Date and all subsequent sales of such Notes made hereunder, and in such event the date and amount of each sale of the Notes to the Purchaser by the

Issuers, and each payment or prepayment made on account of the principal thereof, shall be noted by the Purchaser on the schedule attached to such Note or any extension thereof; provided, further, that failure by the Purchaser to make any such notation shall not affect the obligations of the Issuers hereunder or under such Note. Each such notation by the Purchaser shall be conclusive and binding for all purposes in the absence of manifest error.

                 Section 2.4 Closing. The initial closing of the sale and delivery of Notes shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on the date on which all conditions to purchase of Notes pursuant to Article 5 hereof are satisfied, provided such conditions have been fully satisfied on or before July 31, 1995 (unless extended by the Purchaser in its sole discretion), or such other time and place as the parties shall agree (herein called the "Closing Date"). On the Closing Date, the Issuers will deliver to the Purchaser a Note or Notes, as the case may be, registered in the name of the Purchaser or its nominee, duly executed on behalf of each of the Issuers and dated the Closing Date, in the principal amount of the Notes to be sold on the Closing Date, against the Purchaser's delivery to the Issuers of
(a) immediately available funds in the amount of the purchase price of the Notes to be sold to the Purchaser on the Closing Date, as specified in the initial Note Purchase Request theretofore delivered to the Purchaser pursuant to Section 5.1 hereof.

                 Section 2.5 Payments; Extension of Maturity Date. (a) All payments by the Issuers hereunder of the principal amount of the Notes, interest thereon, fees, expenses and other amounts due hereunder shall be made in Dollars by wire transfer or other immediately available funds, without deduction, set-off or counterclaim, to the Purchaser at its Principal Office, not later than 1:00 P.M. (New York City time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, that payment shall be made on the next succeeding Business Day and the extension of time shall be included in the computation of interest due thereon.

                 (b) The Issuers may, at their option, extend the Maturity Date for a period of six months upon 14 days' prior written notice to the Purchaser and upon payment to the Purchaser of an extension fee equal to $150,000 with respect to each such extension; provided, that such extension shall not be made more than twice, and provided, further, that any such extension of the Maturity Date shall be subject to the additional conditions precedent that (i) on the date of such extension, both immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result from such extension, and (ii) the representations and warranties contained in Article 4 and elsewhere in this Agreement and the representations and warranties contained in the Related Documents shall be true and correct in all material respects on and as of the date of such extension with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

                 Section 2.6 Fees. The Issuers shall pay to the Purchaser on the Closing Date or any other date on which Notes are purchased, in consideration of the sale and purchase of Notes and the other transactions contemplated to occur on such date, a non-refundable funding fee equal to 1.5% of up to $30,000,000 of the aggregate principal amount of Notes being purchased on such date provided that if any Notes are outstanding on the date that is the six-month anniversary of the Closing Date the Issuers shall pay to the Purchaser an additional non-refundable funding fee in the amount of $126,000 on such six-month anniversary date. Such amount shall be in addition to, and not in lieu of, the commitment fee in the aggregate amount of $150,000 and the structuring fee in the aggregate amount of $300,000 previously paid by the Issuers to the Purchaser (or an affiliate of Purchaser) pursuant to the letter agreement between them dated May 23, 1995.

                 Section 2.7 Interest Rate Limitation. Notwithstanding any provisions of this Agreement, the Notes or the Related Documents, in no event shall the amount of interest paid or agreed to be paid by the Issuers exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or the Related Documents at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Purchaser shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Notes outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Issuers if such principal and all other obligations of the Issuers to the Purchaser have been paid in full.

                 Section 2.8  Allocation of Liability.              (a)
Notwithstanding anything herein to the contrary, each Issuer's liability under the Notes shall be limited to the sum of (i) the value received by such Issuer in connection with the issuance of the Notes, and (ii) without duplication of amounts included in clause (i), the maximum amount for which such Issuer may be liable under applicable federal and state laws relating to the insolvency of debtors.

                 (b) Each Issuer agrees that in the event of (i) the dissolution or insolvency of any Issuer, (ii) the inability of any Issuer to pay its debts as they become due, (iii) an assignment by any Issuer for the benefit of its creditors, or (iv) the institution of any bankruptcy or other proceeding by or against any Issuer alleging that such Issuer is insolvent or unable to pay its debts as they become due, and whether or not such event shall occur at a time when the Obligations are not then due and payable, the other Issuer shall pay the Obligations promptly upon demand as if the Obligations were then due and payable.

                 (c) Each Issuer further agrees that, to the extent that either Issuer makes a payment to Agent or Purchaser, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid to the other Issuer, its estate, trustee, receiver or any other party, including without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

                       ARTICLE 3.  PREPAYMENTS OF NOTES.

                 Section 3.1 Mandatory Payments and Prepayments. (a) The unpaid principal balance of each of the Notes shall mature and shall be paid in full on the Maturity Date, together with all interest accrued thereon to such date and all unpaid fees, expenses and other amounts due and owing under the provisions of this Agreement, the Notes and the Related Documents.

                 (b) On the date 45 days after the end of each calendar quarter after the Closing Date commencing with the calendar quarter ended at least nine full calendar months after the Closing Date, (x) each of the Issuers shall deliver to the Purchaser an Officer's Certificate of each Issuer containing a calculation in reasonable detail of the Consolidated Excess Cash Flow of such Issuer for such calendar quarter and (y) the Issuers shall pay to the Purchaser an amount equal to 75% of the sum of the Consolidated Excess Cash Flow of each of the Issuers for such calendar quarter, for application to the principal amounts of the outstanding Notes in accordance with the provisions of
Section 3.4(a) hereof, together with unpaid interest accrued on such amount to the date of such payment, but without prepayment charge, premium or penalty.

                 (c)  Not later than five (5) days prior to any date on which
(i) either Issuer shall issue or sell any of its Capital Stock, or (ii) either Issuer or any of its Subsidiaries shall incur any Debt for borrowed money (other than Debt incurred pursuant to this Agreement, or permitted to be incurred under Section 10.1(e) or (f)), each such Issuer shall deliver to the Purchaser an Officer's Certificate setting forth in reasonable detail a description of such issuance or sale of Capital Stock or incurrence of Debt (as the case may be), and stating the date such issuance or sale of Capital Stock or incurrence of Debt is expected to occur and the amount of the Net Cash Proceeds expected to be received by such Issuer or its Subsidiaries (as the case may be) in connection therewith. Concurrently with the receipt by such Issuer or its Subsidiaries (as the case may be) of such Net Cash Proceeds, 100% of such Net Cash Proceeds shall be paid to the Purchaser, for application to the principal amounts of the Notes in accordance with the provisions of
Section 3.4(a) hereof, together with unpaid interest accrued on such amount to the date of such payment, but without prepayment charge, premium or penalty.

                 (d) Not later than five (5) days prior to each date on which either Issuer or any of its Subsidiaries is to receive any Net Cash Proceeds of the sale, lease, license, transfer or other voluntary or involuntary disposition of any Property of such Issuer or its Subsidiaries (other than (i) sales, leases and licenses of Inventory in the ordinary course of business,
(ii) sales or other dispositions of the Excess Property and (iii) sales or other dispositions by the Issuers of the Sale Slot Machines), each such Issuer shall deliver to the Purchaser an Officer's Certificate setting forth in reasonable detail a description of such sale, lease, license, transfer or other disposition, and stating the date such transaction is expected to occur and the amount of the Net Cash Proceeds expected to be received by such Issuer or its Subsidiaries (as the case may be) in connection therewith. Concurrently with the receipt by such Issuer or its Subsidiaries (as the case may be) of such Net Cash Proceeds, 100% of such Net Cash Proceeds shall be paid to the Purchaser, for application to the principal amounts of the Notes in accordance with the provisions of Section 3.4(a) hereof, together with unpaid interest accrued on such amount to the date of such payment, but without prepayment charge, premium or penalty. SCGC agrees that the Net Cash Proceeds of any disposition of Sale Slot Machines during any fiscal year shall be applied only to the acquisition of replacement slot machines, and that such Net Cash Proceeds of any disposition of Sale Slot Machines shall be applied to such replacement slot machines within 45 days of such disposition.

                 Section 3.2 Optional Prepayments of the Notes. Upon notice given as provided in Section 3.3, the Issuers, at their option, may prepay at any time all or from time to time any part (in an aggregate principal amount of at least $1,000,000, or such lesser amount as shall be equal to the aggregate outstanding principal balance of the Notes), of the principal amount of the Notes (such amount to be applied to the principal amounts of the Notes as provided in Section 3.4(a)), together with accrued but unpaid interest on the principal amount being prepaid to the date of such prepayment, but without prepayment charge, premium or penalty; provided, however, that not more than one prepayment pursuant to this Section 3.2 shall be made in any one calendar month.

                 Section 3.3 Notice of Prepayment of the Notes. The Issuers shall prepay Notes pursuant to Section 3.2 by giving written notice thereof to the Purchaser not less than five Business Days nor more than twenty Business Days prior to the date fixed for such prepayment. Such notice shall specify (a) the date fixed for such prepayment, (b) the principal amount to be prepaid on such date, (c) the amount of accrued interest to be paid on such date and (d) the amounts of such prepayment to be applied to the Notes in accordance with Section 3.4. Notice of prepayment having been so given, the aggregate principal amount of the Notes so to be prepaid as specified in such notice, together with interest accrued thereon to such date fixed for prepayment, shall become due and payable on the specified prepayment date and shall be applied as provided in Section 3.4(a).

                 Section 3.4 Application of Principal Payments. (a) All payments and prepayments of the principal amount of the Notes made pursuant to paragraphs (b), (c) and (d) of Section 3.1 or Section 3.2 hereof shall be applied to the outstanding principal amount of the Notes until paid in full.
To the extent that, prior to the Termination Date, any such payment or prepayment shall be or would be required to be applied to the outstanding principal amount of the Notes pursuant to Section 3.1, the Maximum Amount of the Notes shall thereupon be permanently reduced, automatically and without further notice or other action of any kind, by an amount equal to the amount of such payment or prepayment. To the extent that any such payment or prepayment shall be applied to the outstanding principal amount of the Notes pursuant to
Section 3.1 or 3.2, the principal amount of the Notes so paid or prepaid shall not be reissued.

                 (b) In the event that, at the time any payment or prepayment provided for herein shall be applied to the Notes, more than one Note shall be outstanding, then such payment or prepayment shall be applied to the Notes pro rata in accordance with the respective outstanding principal amounts of the Notes.

                 Section 3.5 Redemption Upon Change of Control. (a) If a Change of Control shall occur at any time, each holder of Notes shall have the right, at the holder's option, to require the Issuers to purchase such holder's Notes, in whole or in part, in integral multiples of $1,000, at a redemption price in cash in an amount equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the redemption date, which date shall be no fewer than 10 days nor more than 60 days from the date the Issuers notify the holders of the occurrence of the Change of Control.

                 (b) The Issuers are obligated to give notice to holders of Notes within 10 days following a Change of Control specifying, among other things, that a Change of Control has occurred and that each holder of Notes has the right to require the Issuers to purchase such holder's Notes for cash, a statement reasonably describing the circumstances regarding such Change of Control event (including, if applicable, but not limited to, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control event), the redemption price, the redemption date, that interest accrued to the redemption date will be paid upon such presentation and surrender and that interest will cease to accrue on Notes surrendered for purchase as of such redemption date, whether tender will be irrevocable and instructions determined by the Issuers that a holder must follow in order to have the Notes purchased (including, but not limited to, the place at which the Notes shall be presented and surrendered for purchase) and any materials necessary to comply with applicable tender rules. In order for a holder of Notes properly to surrender its Notes to the Issuers for purchase, the holder must give notice and present and surrender its Notes to the Issuers at the place specified in the aforementioned notice at least three days prior to the redemption date.

                 (c) On the redemption date, the Issuers will (i) accept for payment all Notes or portions thereof tendered pursuant to the Issuers' offer to purchase (a "Change of Control Offer") and not withdrawn; and (ii) deposit at accounts designated by the holders money in immediately available funds sufficient to pay the redemption price of all the Notes or portions thereof so tendered and not withdrawn. The Issuers will promptly issue and mail to each holder of the Notes so tendered and not withdrawn a new Note equal in principal amount to any unpurchased portion of the Notes surrendered.

           ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THE ISSUERS.

                 Each of the Issuers represents and warrants to the Purchaser (to the extent such representations and warranties relate to such Issuer) that:

                 Section 4.1 Existence and Power. (a) LRGP (i) is duly organized and validly existing as a general partnership under the laws of the State of Louisiana, (ii) is duly qualified as a foreign partnership and in good standing to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect, (iii) has all requisite partnership power and authority, and the legal right, to own or hold under lease its Property and to carry on its business as now being conducted and as proposed to be conducted and (iv) to execute, deliver and perform its obligations under this Agreement, the Notes and the Related Documents to which it is a party.

                 (b) Each of the general partners of LRGP (i) is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of incorporation, (ii) is duly qualified as a foreign corporation and in good standing to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect, (iii) has all requisite corporate power and authority and the legal right, to own or hold under lease its Property and to carry on its business as now being conducted and as proposed to be conducted and (iv) to execute, deliver and perform, on behalf of LRGP, this Agreement, the Notes and the Related Documents to which LRGP is a party.

                 (c) SCGC (i) is duly organized, validly existing and in good standing as a corporation under the laws of the State of Louisiana, (ii) is duly qualified as a foreign corporation and in good standing to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect, (iii) has all requisite corporate power and authority and the legal right, (A) except as set forth in Schedule 4.9, to own or hold under lease its Property and to carry on its business as now being conducted and as proposed to be conducted and (B) except, prior to the Closing Date, for State Police Approval, to execute, deliver and perform its obligations under this Agreement, the Notes and the Related Documents to which it is a party.

                 (d) Each Subsidiary of either Issuer, if any, (i) is duly organized, validity existing and in good standing under the laws of its respective jurisdiction of organization, (ii) is duly qualified and in good standing to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect, (iii) has all requisite corporate or partnership power, as the case may be, (A) to own or hold under Lease its respective property and to carry on its business as now being conducted and as proposed to be conducted and (B) to execute, deliver and perform its respective obligations under each of the Related Documents to which it is a party.

                 Section 4.2 Authorization. (a) The execution, delivery and performance by LRGP of this Agreement, the Notes and the Related Documents to which LRGP is a party and any other documents or agreements contemplated hereby or thereby are within the partnership powers of LRGP and have been duly authorized by all necessary partnership action and do not require the further approval of any trustee or holders of any indebtedness or obligations of LRGP or the partners of LRGP.

                 (b) The execution, delivery and performance by SCGC of this Agreement, the Notes and the Related Documents to which SCGC is a party and any other documents or agreements contemplated hereby or thereby are within the corporate powers of SCGC and have been duly authorized by all necessary corporate action on the part of the Board of Directors and stockholders of SCGC and do not require the further approval of any trustee or holders of any indebtedness or obligations of SCGC or its stockholders.

                 (c) The execution, delivery and performance by each Subsidiary of either Issuer, if any, of the Related Documents to which such Subsidiary is a party and any other documents or agreements contemplated hereby or thereby are within the corporate or partnership powers, as the case may be, of such Subsidiary and have been duly authorized by all necessary corporate or partnership action, as the case may be, of such Subsidiary and do not require the further approval of any trustee or holders of any indebtedness or obligations of such Subsidiary or the partners or Stockholders of such Subsidiary, as the case may be.

                 Section 4.3. Binding Effect. This Agreement has been duly executed and delivered by each Issuer and constitutes, and the Notes and the Related Documents to which any Issuer is a party when executed and delivered will constitute, and any other documents or agreements contemplated hereby and thereby to which either Issuer is a party when executed and delivered will constitute, legal, valid and binding obligations of each such Issuer, enforceable against each such Issuer in accordance with their respective terms. Each of the Related Documents to which any Subsidiary of any Issuer is a party has been duly executed and delivered by such Subsidiary and is or, when executed and delivered by such Subsidiary will be, and any other documents or agreements contemplated hereby and thereby to which such Subsidiary is a party when executed and delivered will be, the legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms.

                 Section 4.4. Capital Stock. (a) As of the Closing Date, the authorized Capital Stock of SCGC consists of 100,000 shares of Common Stock, no par value, of which 100,000 shares were issued and outstanding as of the close of business on June 30, 1995, and all of the issued and outstanding shares of Capital Stock of SCGC are validly issued, fully paid and non-assessable.
Except as set forth in Schedule 4.4, as of the Closing Date there are no securities of SCGC outstanding that are convertible into or exchangeable for any shares of Capital Stock of SCGC, nor are there outstanding any rights to subscribe for or purchase from SCGC, or any options or warrants for the purchase from SCGC of, or any agreements (contingent or otherwise) providing for the issuance by SCGC of or any calls, commitments or claims of any character relating to, any shares of Capital Stock of SCGC or any securities convertible into or exchangeable for any such shares. Except as set forth on
Schedule 4.4, SCGC does not have any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock or obligation evidencing the right of the holder thereof to purchase any of its Capital Stock.

                 (b) As of the Closing Date, the outstanding Capital Stock of LRGP consists of a 50% general partnership interest owned by CSNO, Inc., a Louisiana corporation, and a 50% general partnership interest owned by Louisiana River Site Development, Inc., a Louisiana corporation. Except as set forth in Schedule 4.4, as of the Closing Date there are no securities of LRGP outstanding that are convertible into or exchangeable for any interests in Capital Stock of LRGP, nor are there outstanding any rights to subscribe for or purchase from LRGP, or any options or warrants for the purchase from LRGP of, or any agreements (contingent or otherwise) providing for the issuance by LRGP of or any calls, commitments or claims of any character relating to, any interests in Capital Stock of LRGP or any securities convertible into or exchangeable for any such interests. Except as set forth on Schedule 4.4, LRGP does not have any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock or obligation evidencing the right of the holder thereof to purchase any of its Capital Stock.

                 Section 4.5. Business Operations and Other Information; Financial Condition. (a) SCGC has delivered to you complete and correct copies of the unaudited balance sheet of SCGC and related statement of operations, as of, and for the eleven months ended March 31, 1995 (the "SCGC Reports"). LRGP has delivered to you complete and correct copies of the audited statements of financial condition of LRGP and of the results of the operations of LRGP, the changes in the financial condition of LRGP and income, net cash flow and partners' equity of LRGP as of, and for the fiscal year ended December 31, 1994 and unaudited balance sheet and income statement of LRGP as of the last day of each calendar month of fiscal year 1995, through April 30, 1995 (the "LRGP Reports"; together with the SCGC Reports, the "Issuers' Reports"). The Issuers' Reports as of their respective dates do not contain any misstatement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and present fairly the financial position of the Issuers and their respective Subsidiaries as of the dates of each of the balance sheets or statements of financial condition included in such financial statements and the results of operations, cash flows and stockholders' equity or partners' equity, as the case may be, of the Issuers and their respective Subsidiaries for each of the annual, quarterly or monthly periods then ended, subject to, in the case of any unaudited financial statements, normal year-end audit adjustments and absence of the notes required by GAAP. With respect to LRGP, during the period from December 31, 1994 to and including the date hereof, there has been no sale, transfer or other disposition by LRGP or any of its Subsidiaries of any material part of their respective business or Property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of LRGP or any of its Subsidiaries at December 31, 1994 except the acquisition of 50% of the outstanding Common Stock of SCGC by LRGP pursuant to the Stock Purchase Agreement. With respect to SCGC, during the period from April 30, 1995 to and including the date hereof, there has been no sale, transfer or other disposition by SCGC or any of its Subsidiaries of any material part of their respective business or Property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of SCGC or any of its Subsidiaries at April 30, 1995.

                 (b) As of the date of each of the balance sheets or statements of financial condition, as the case may be, included in the financial statements provided pursuant to Section 4.5(a), neither the Issuers did not have nor any of their respective Subsidiaries had any material Debt or liability, absolute or contingent, liquidated or unliquidated, except Debt permitted under Section 10.1 and liabilities reflected or reserved against on such respective balance sheets or statements of financial condition, as the case may be, or described in the notes thereto or elsewhere in the Issuers Reports. As of the Closing Date, since December 31, 1994, with respect to LRGP, or April 30, 1995, with respect to SCGC, no Material Adverse Effect has occurred.

                 (c) The projected information contained in the "Fiscal 1996 Bossier City Budget -- Suggested Revenue and EBITDA" heretofore furnished to the Purchaser was prepared based on good faith assumptions and the best information available to the Issuers as of the date of delivery thereof, and reflects the projected casino revenue and Consolidated Cash Flow ("EBITDA") of LRGP for the periods reflected therein.

                 (d) Each of the pro forma projected balance sheet, and statements of income and retained earnings and cash flows of SCGC, titled "Isle of Capri Casino -- Calcasieu Partnership Pro-Forma Financial Statements, Assumptions", heretofore furnished to the Purchaser, together with the notes thereto, was prepared based on good faith assumptions and on the best information available to the Issuers as of the date of delivery thereof, and reflects, on a pro forma basis the projected financial position of SCGC as of the date or for the period thereof, as adjusted, assuming that the events contemplated to occur on the Closing Date had actually occurred at the earliest such date or at the beginning of the earliest such period reflected therein.

                 Section 4.6 Subsidiaries. Set forth in Schedule 4.6 attached hereto is a true and complete list of all direct and indirect Subsidiaries of each Issuer, setting forth as to each such Subsidiary its jurisdiction of incorporation or organization and the percentage of each class of Capital Stock of such Subsidiary owned by each Issuer or a Subsidiary of such Issuer. As of the Closing Date, neither Issuer has a direct or indirect equity interest in any Person other than the Subsidiaries listed in Schedule 4.6 and the Investments set forth on Schedule 4.10B. Each Issuer has good title to all of the shares it owns of each of its respective Subsidiaries, free and clear in each case of any Lien (other than the Liens created by the Security Documents). All such shares of each Subsidiary have been duly and validly issued, and are fully paid and non-assessable and owned of record or beneficially by such Issuer and/or one or more of its respective Subsidiaries. There are no securities outstanding that are convertible into or exchangeable for any shares of or other similar interests in Capital Stock of such Issuer's respective Subsidiaries, nor are there outstanding any rights to subscribe for or purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any shares of or other similar interests in Capital Stock of such Issuer's respective Subsidiaries or any securities convertible into or exchangeable for any such shares or interests.

                 Section 4.7 Litigation; No Violation of Governmental Orders or Laws; No Defaults. (a) Except as set forth on Schedule 4.7, there are no actions, suits, investigations or proceedings pending, or, to the knowledge of either Issuer after due inquiry, threatened against or affecting any Issuer or any of their respective Subsidiaries or any Properties or rights of any of them which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

                 (b) There are no actions, suits, investigations or proceedings pending, or, to the knowledge of either Issuer after due inquiry, threatened against or affecting any Issuer or any of their respective Subsidiaries which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or in any of the Related Documents or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein or in any of the Related Documents in any court or before any arbitrator of any kind or before or by any Governmental Body.

                 (c) Neither the Issuers nor any of their respective Subsidiaries are now, nor will be after or as a result of giving effect to the transactions contemplated herein, in default under or in violation of any Order of any court, arbitrator or Governmental Body or of any federal, state, local or foreign statute, ordinance or law or of any rule or regulation of any Governmental Body (including, without limitation, laws, regulations and requirements with respect to equal employment opportunity, occupational safety and health, environmental protection, or gaming), which default or violation individually or in the aggregate together with other such defaults and violations has had or could reasonably be expected to have a Material Adverse Effect.

                 (d) Neither the Issuers nor any of their respective Subsidiaries are in default with respect to any term of their articles of incorporation or by-laws or partnership agreement, as the case may be. Neither the Issuers nor their respective Subsidiaries are in default with respect to any provision of any security issued by any of them or any contract, agreement, mortgage, indenture, lease, undertaking or instrument to which any of them is a party or by which any of them is bound or to which any of them or their respective assets are subject, the consequences of which default could reasonably be expected to have a Material Adverse Effect.

                 (e) There are no actions, suits, investigations or proceedings pending, or, to the knowledge of either Issuer after due inquiry, threatened against or affecting any Issuer or any of their respective Subsidiaries or any Properties or rights of any of them relating to (i) the Real Estate Sale Agreement, dated April 29, 1994, between SCGC and T.L. James and Company, a Louisiana corporation, as amended, supplemented, waived or otherwise modified, and any other agreements, contracts, instruments or documents related thereto made by SCGC or to which SCGC is a party or has assumed any obligations (the "St. Charles Property Agreements"), (ii) the Property located in St. Charles Parish, Louisiana, which was the subject of such St. Charles Property Agreements, or (iii) any rights or obligations under, in connection with or arising out of the St. Charles Property Agreements. The abandonment of the transactions contemplated by the St. Charles Property Agreements has not, and will not, result in any default under or violation of any contract, agreement, mortgage, indenture, lease, undertaking or instrument, or any Order of any court, arbitrator or Governmental Body or of any federal, state, local or foreign statute, ordinance or law or of any rule or regulation of any Governmental Body, which default or violation individually or in the aggregate together with other such defaults and violations has had or could reasonably be expected to have a Material Adverse Effect.

                 Section 4.8. No Conflicts with Agreements, Etc. Neither the execution and delivery by either Issuer of this Agreement, the Notes or any of the Related Documents to which such Issuer is a party, nor the execution and delivery by any Subsidiary of either Issuer of any of the Related Documents to which it is a party, nor the fulfillment of or compliance with the terms and provisions hereof or thereof or of any other documents or agreements contemplated hereby and thereby to which such Person is a party, will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in or require the creation of any Lien (other than Liens created pursuant to the Security Documents) on any Properties or assets of either Issuer or its respective Subsidiaries pursuant to, the charter or by-laws or partnership agreement, as the case may be, of such Issuer or any of its respective Subsidiaries, or any provision of any security issued by any of them or any contract, agreement, mortgage, indenture, lease, undertaking or instrument to which any of them is a party or by which any of them is bound or to which any of them or any of their respective assets are subject, or any Order, statute, law, rule or regulation to which any of them or any of their respective assets are subject, except, prior to the Closing Date, State Police Approval.

                 Section 4.9 Consents, Etc. No consent, approval or authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental Person, including, without limitation, any creditor or stockholder or partner, as the case may be, of either Issuer, or any of their respective Subsidiaries or any party to a Material Contract, is required in connection with the execution or delivery by either Issuer of this Agreement, the Notes or the Related Documents to which such Issuer is a party, or in connection with the execution or delivery by any Subsidiary of either Issuer of the Related Documents to which it is respectively a party, or the performance by the Issuers or such Subsidiary of their respective obligations hereunder and thereunder, or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any such Related Document, or the rights or remedies of the Purchaser or the Agent hereunder or thereunder, or in connection with the commencement or maintenance of any riverboat gaming operations or as otherwise required to conduct their respective businesses substantially as now conducted and as currently proposed to be conducted, except for filing of the Mortgages, the Ship Mortgages and financing statements and recording of assignments required in order to perfect the Liens of the Purchaser in the Collateral or to exercise remedies thereunder, and except for such consents, approvals, authorizations, declarations, registrations or filings as are listed in Schedule 4.9, and, prior to the Closing Date, except for State Police Approval, all of which have been or will on or prior to the Closing Date be obtained and are or will then be in full force and effect.
Each of the Issuers and their respective Subsidiaries is in and will in the future use its best efforts to remain in compliance with the requirements of all applicable laws or Orders of any court, arbitrator or Governmental Body or of any federal, state, local or foreign statute, ordinance or law or of any rule or regulation of any Governmental Body including, without limitation, Hazardous Materials laws, the noncompliance with which, in any instance or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 Section 4.10 Outstanding Debt; Investments. (a) The most recent balance sheet or statement of financial condition, as the case may be, delivered to the Purchaser pursuant to Section 4.5(a) correctly sets forth the amount of all the respective material Debt of each respective Issuer as of its date. Schedule 4.10A sets forth a correct and complete list and brief description of all Debt of each Issuer and its respective Subsidiaries and all Liens securing such Debt (excluding the Existing Debt and excluding Debt represented by the Notes and the Liens created by the Security Documents); and each instrument or agreement evidencing such Debt or pursuant to which such Debt was issued or secured (including each amendment, consent, waiver or similar instrument in respect thereof), as the same is in effect on the date hereof. There exists no breach or default under the terms and provisions of any instrument, agreement or contract pertaining to any Debt which, together with all other Debt with respect to which a breach or default exists, is in an aggregate principal amount greater than $50,000, and no event or condition which with due notice or lapse of time or both, would constitute such a breach or default. A true and complete copy of each such instrument or agreement has been delivered to the Purchaser.

                 (b) Schedule 4.10B sets forth a correct and complete list and brief description of all Investments of each Issuer and its respective Subsidiaries.

                 Section 4.11 Assets and Properties. (a) Each of the Issuers and their respective Subsidiaries owns and has (i) good and marketable fee simple title (or its equivalent under applicable state law) to its real properties (other than real properties which it leases from others) subject to no Lien of any kind except Permitted Liens and (ii) good title to all of its other properties and assets (other than properties and assets which it leases from others), subject to no Lien of any kind except Permitted Liens. Schedule
4.11 sets forth a true and complete list and brief description of all real Property owned or leased, as the case may be, by either Issuer or any of its respective Subsidiaries on the date hereof, together with a true and complete list of all deeds of real Property owned by such Persons or leases of real Property to which any of such Persons is a Party, identifying the parties to each such lease and the real Property to which it relates, and which deeds and leases are shown on the title policies insuring title to such real Property. True and complete copies of all such deeds and real and personal Property leases, together with all amendments, modifications and supplements thereto to the date hereof, have been delivered to the Purchaser or its representatives.

                 (b) The material assets and material Properties owned by, leased to or used by either Issuer and its respective Subsidiaries are in good operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not materially interfere with the continued use thereof in the conduct of normal operations of such Issuer or its respective Subsidiaries, and are able to serve the function for which they are currently being used in all material respects. The assets owned by, leased to or used by such Issuer or its respective Subsidiaries listed on
Schedule 4.11 constitute all of the material assets used in the conduct of the business of such Issuer and its respective Subsidiaries as presently conducted, and neither this Agreement nor any Related Document, nor any transaction contemplated under any such agreement or document, will materially adversely affect any right, title or interests of such Issuer or any of its respective Subsidiaries in and to any of such assets.

                 (c) Each of the Issuers and its Subsidiaries enjoys peaceful and undisturbed possession under all leases, whether of realty or personalty, to which it is respectively a party, none of which contains any unusual or burdensome provisions, and all such leases are valid and subsisting and in full force and effect. None of the Issuers or its Subsidiaries is in material breach or violation of the terms of any such lease, and the Issuers knows of no material breach or violation of any of such leases by any third party.

                 Section 4.12. Taxes. Each of the Issuers and its Subsidiaries has filed, or on behalf of each of them there have been filed, all federal, state and local tax returns, informational returns and excise tax returns which are required to have been filed by or on behalf of such Persons, and there have been paid (prior to their delinquency dates) all taxes shown to be due and payable on such returns and all other material taxes and assessments payable by any of them, unless any tax liability is being diligently contested in good faith and each such Issuer or any of its respective Subsidiaries, as the case may be, set aside adequate reserves, in the aggregate, for the payment thereof and has adequately reserved against such tax liability on its books and financial statements in accordance with GAAP. No material tax liens have been filed and no material claims are being asserted with respect to any such taxes as of the date hereof. No material tax assessment against either Issuer or any of its respective Subsidiaries has been proposed and all of their respective tax liabilities are adequately provided for on their respective books and financial statements in accordance with GAAP. Each Issuer's and its respective Subsidiaries' income tax returns have not been audited for any year and neither such Issuer nor any of its respective Subsidiaries have granted or agreed to any extension of the statute of limitations with respect to an audit review or other challenge of such Issuer's or such Subsidiaries' income tax return for any year.

                 Section 4.13. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of either Issuer or any of its respective Subsidiaries in connection herewith or in connection with the transactions contemplated hereby or by the Related Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to made the statements contained herein and therein not misleading. Neither Issuer knows of any facts that individually or in the aggregate have a Material Adverse Effect or, so far as the Issuers can now reasonably foresee, are likely to have a Material Adverse Effect in the future.

                 Section 4.14. Broker's or Finder's Commissions. No broker's or finder's fee or commission will be payable by either Issuer with respect to the issuance and sale of the Notes or the transactions contemplated hereby. The Issuers agree to indemnify the Purchaser and hold it harmless against any loss, cost, claim or liability (including, without limitation, reasonable attorneys' fees and disbursements for the investigation and defense of claims) arising out of or relating to any such actual or alleged fee or commission.

                 Section 4.15.  Environmental Matters.  Except as set forth in
Schedule 4.15:

                 (a) there is no pending Environmental Matter relating to either Issuer or any of its respective Subsidiaries or any Properties of any of such Persons, and neither Issuer nor any of its respective Subsidiaries is aware of any facts that could result in any Environmental Matter which, individually or in the aggregate together with all other such Environmental Matters, would be reasonably likely to have a Material Adverse Effect. Neither the Issuers nor any of its Subsidiaries has agreed to assume by contract or otherwise any liability of any other Person for cleanup, compliance or required capital expenditures in connection with any Environmental Matter arising prior to the date hereof;

                 (b) the Properties used, owned, leased, operated, managed or controlled at any time by either Issuer and its respective Subsidiaries are free of material contamination from Hazardous Materials, including, without limitation, any contamination of the associated air, soil, ground water or surface waters, and are free of any other harmful chemical or physical conditions;

                 (c) the Issuers and their respective Subsidiaries are currently in compliance with all applicable Environmental Laws, have cured any past violations of Environmental Laws to the satisfaction of Governmental Bodies, are not currently in receipt of any notice of violation, are not currently in receipt of any notice of any potential liability for cleanup of Hazardous Materials and to each Issuer's knowledge are not now subject to any investigation or information request by a Governmental Body concerning Hazardous Materials or any Environmental Laws. Each Issuer and its respective Subsidiaries holds and is in compliance with all governmental permits, licenses, and authorization necessary to operate their respective businesses that relate to siting, wetlands, coastal zone management, air emissions, discharges to surface or ground water, discharges to any sewer or septic system, noise emissions, solid waste disposal or the generation, use, transportation or other management of Hazardous Materials, except for those described on Schedule 4.20, which will to the extent necessary be obtained prior to the opening of the SCGC riverboat for business. Neither Issuer nor any of its respective Subsidiaries ever has generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Materials except in compliance with all applicable laws and regulations, including permit requirements;

                 (d) no Properties of either Issuer or any of its respective Subsidiaries are subject to any Lien or claim for Lien in favor of any Person as a result of any Environmental Matter or response thereto;

                 (e) no Hazardous Materials, including leachate and effluents, generated, disposed of, transported, managed or released by either Issuer or any of its respective Subsidiaries have caused or will cause in whole or in part any contamination or injury to the environment, any Person, any natural resource or any Property, including, without limitation, Property through which or to which such materials were shipped. Neither Issuer nor any of its respective Subsidiaries has handled, transported, disposed of or managed any Hazardous Material in any matter that could reasonably be expected to form the basis for any valid present or future claim, demand or action seeking cleanup of any site, location, or body of water, surface or subsurface, and neither Issuer nor any of its respective Subsidiaries has any material liabilities, absolute or contingent, on the date hereof with respect thereto; and

                 (f) all facilities where any Person has treated, stored, disposed of, reclaimed, or recycled any Hazardous Material on behalf of either Issuer or any of its respective Subsidiaries are in compliance with all applicable Environmental Laws.

                 Section 4.16 Margin Regulations. Neither Issuer nor any of their respective Subsidiaries owns or now intends to acquire any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System of the United States (12 CFR part 207) (herein called "Margin Stock"). No part of the proceeds from the sale of the Notes will be used, and no part of the proceeds of any Debt repaid with the proceeds from the sale of the Notes was used, directly or indirectly, for the purpose of buying or carrying any margin stock or for any other purpose which might constitute a "purpose credit" within the meaning of said Regulation G, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve either Issuer or its respective Subsidiaries in a violation of Regulation X of said Board (12 CFR part 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR part 220). Neither the Issuers, any of its Subsidiaries or any agent acting on behalf of the Issuers or any of their Subsidiaries has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation X, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. As used in this Section, the term "purpose of buying or carrying" has the meaning assigned thereto in the aforesaid Regulation G.

                 Section 4.17  Compliance with ERISA.  Set forth in Schedule
4.17 is a true and complete list of all bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, or retirement plan, program, agreement or arrangement, and each other Plan or Multiemployer Plan maintained by any Person with respect to employees of either of the Issuers and their respective Subsidiaries and ERISA Affiliates. Neither the Issuers nor any of their respective Subsidiaries or ERISA Affiliates maintains or contributes to, or has ever maintained or contributed to, any Multiemployer Plan or Pension Plan that is subject to Section 412 of the Code,
Section 302 of ERISA or Title IV of ERISA.  Except as set forth on Schedule
4.17:

                 (a) neither any Plan nor any trust created thereunder, nor, to the knowledge of either Issuer, any trustee or administrator thereof, has engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject any Issuer or any of its respective Subsidiaries or ERISA Affiliates to any material tax or penalty on prohibited transactions imposed under said Section 4975 or Section 502(i) of ERISA;

                 (b) each Issuer and its respective Subsidiaries and ERISA Affiliates are in compliance in all respects with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Plans and Multiemployer Plans, except where non-compliance would not have a Material Adverse Effect;

                 (c) there are no material liabilities under Welfare Plans maintained by either Issuer and its respective Subsidiaries and ERISA Affiliates providing for medical, health, life or other welfare benefits that are not insured by fully paid non-assessable insurance policies, and no such Welfare Plan provides for continued medical, health, life or other welfare benefits for employees after they leave the employment of such Issuer or any of its respective Subsidiaries or ERISA Affiliates (other than any such welfare benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act or other similar law); and

                 (d)    to the best knowledge of the Issuers, each Pension
Plan intended to be qualified under Section 401 (a) of the Code as currently in effect is qualified under Section 401 (a) of the Code, and the related trust of any Pension Plan intended to be exempt from federal income tax under Section 501(a) of the Code is so exempt. Each Issuer will submit each respective Pension Plan that is intended to be qualified under Section 401(a) of the Code to the Internal Revenue Service for the purpose of seeking a favorable determination regarding the tax qualified status of each such Pension Plan prior to the expiration of the remedial amendment period applicable currently to each such Pension Plan.

                 Section 4.18 Material Contracts. Schedule 4.18 contains a list and brief description of all Material Contracts (except any such Material Contracts disclosed on Schedule 4.4, 4.10A, 4.10B, 4.11 or 4.17) to which either Issuer or any of its respective Subsidiaries is a party. True and complete copies of each of such Material Contracts, with all amendments, modifications and supplements thereto to the date hereof, have previously been furnished by the Issuers to the Purchaser or its representatives. Each of such Material Contracts is valid, subsisting and in full force and effect, and neither Issuer nor any of its respective Subsidiaries is, or would be upon the execution, delivery and performance of this Agreement, the Notes, and the other Related Documents to which it is a party, in breach or violation of the terms, conditions or provisions of any of such Material Contracts, which breach or violation individually or in the aggregate together with all such breaches and violations is reasonably likely to have a Material Adverse Effect. Neither Issuer has transferred or subordinated any of its rights or interests in any of such Material Contracts, and such rights and interests are subject to no Liens except Permitted Liens. Neither Issuer nor any of its respective Subsidiaries is a party to any Material Contract or is subject to any restriction contained in the charter or by-laws or partnership agreement, as the case may be, of any of them which individually or in the aggregate has or is reasonably likely to have a Material Adverse Effect.

                 Section 4.19 Insurance. Schedule 4.19 sets forth a true and complete list and brief descriptions of all policies of workers compensation, general liability, fire, property, casualty, marine, business interruption, errors and omissions, flood, earthquake and other insurance carried by the Issuers and each of their respective Subsidiaries, true and complete copies of which policies or binders have been previously delivered to the Purchaser. Such policies are in full force and effect on the date hereof, and neither the Issuers nor any of their respective Subsidiaries have received notice of cancellation with respect to any such policy. All premiums payable with respect to such policies have been paid through the Closing Date. Each Issuer and its respective

Subsidiaries maintain policies of insurance issued by responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Issuer or such Subsidiary, as the case may be, operates. All insurance is maintained with insurance carriers having at least an A.M. Best & Co. rating of "A" or its equivalent rating as determined by Johnson & Higgins of Texas, Inc.

                 Section 4.20 Possession of Franchises, Licenses, Etc. Each Issuer and its respective Subsidiaries possess all franchises, certificates, licenses, permits, registrations, and other authorizations from Governmental Bodies (free from burdensome restrictions that individually or in the aggregate are reasonably likely to have a Material Adverse Effect) that are necessary (i) for the ownership, maintenance and operation of their respective Properties and assets, (ii) for the validity or enforceability of this Agreement or any of the Related Documents or the rights and remedies of the Agent or the Purchaser, hereunder or thereunder, as the case may be and (iii) for the conduct of their respective businesses as now conducted and as described in the Issuers Reports and as currently proposed to be conducted (including, without limitation, riverboat gaming operations), except, prior to the Closing Date, for State Police Approval and except for those permits and licenses listed on Schedule
4.20 which will to the extent necessary be obtained prior to opening of the SCGC riverboat for business, and neither Issuer nor any of its respective Subsidiaries is in violation of any thereof.

                 Section 4.21 Intellectual Property. Each Issuer and its respective Subsidiaries own or possess all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing, free from burdensome restrictions, which are necessary for (i) the continued conduct of their respective businesses as presently conducted and as currently proposed to be conducted and (ii) for the validity or enforceability of this Agreement or any of the Related Documents or the rights and remedies of the Agent or the Purchaser, hereunder or thereunder, as the case may be.
Except as set forth in Schedule 4.21, to the knowledge of the Issuers, (i) none of the present or contemplated products or operations of either Issuer or any of its respective Subsidiaries infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, and
(ii) there is no pending or threatened claim or litigation against or affecting either Issuer or any of its respective Subsidiaries contesting the right of any of them to sell or use any such product or to engage in any such operation.

                 Section 4.22 Bank Accounts. Schedule 4.22 hereto contains a true and complete list of all Bank Accounts maintained on the date hereof by each Issuer or any of its respective Subsidiaries, setting forth the name and address of each bank, savings institution or other depositary institution at which each such account is maintained and stating the title and account number of such account.

                 Section 4.23 Use of Proceeds. The proceeds of the Notes shall be used to finance (i) the repayment in full of the Senior Secured Increasing Rate Notes due July 3, 1995 of SCGC and to pay fees and expenses incurred in connection with the issuance of the Notes, and the repayment in full of all principal outstanding, premium if any and interest accrued under the Caterpillar Loan Agreement, and (ii) to the extent of any proceeds remaining after the applications described in clause (i) of this Section 4.23,
(A) the improvement of the Leased Property and access roads to such Leased Property, (B) the refurbishment of the riverboat casino owned by SCGC, (C) the construction of docking and berthing facilities for the riverboat casino owned by SCGC, (D) the construction of a pavilion and parking structure on the Leased Property, and (E) the repayment of up to $6,700,000 of subordinated notes issued by SCGC to LRGP.

                 Section 4.24 Status under Certain Laws. Neither Issuer nor any of its respective Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended. Neither Issuer nor any of its respective Subsidiaries is subject to regulation under any Federal or state statute or regulation which limits such Person's ability to incur Debt, except to the extent of regulation by the Louisiana Riverboat Gaming Commission and the Louisiana State Police.

                 Section 4.25 Solvency. Each Issuer and its respective Subsidiaries are, and immediately after giving effect to the sale of the Notes and the other transactions contemplated by this Agreement will be, Solvent. Each Issuer pays its Debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

                 Section 4.26 Offering of Notes. Neither the Issuer nor any Person acting on its behalf has, directly or indirectly, offered any of the Notes or any similar security of the Issuers for sale to, or solicited any offers to buy any of the Notes or any similar security of the Issuers from, or otherwise approached or negotiated with respect thereto with any Person other than the Purchaser and neither the Issuer nor any agent acting on behalf of the Issuers has taken or will take any action which would subject the issuance or sale of any of the Notes to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky law of any applicable jurisdiction.

                 Section 4.27 No Event of Default. No Default or Event of Default has occurred and is continuing.

                 Section 4.28 Security Documents. Upon the due filing or recording in all places necessary to perfect and maintain the Liens purported to be created by the Security Documents (as specified in such Security Document), and assuming, as applicable, the continued possession by the Agent of certificates evidencing the stock pledged pursuant to the Pledge Agreements, the Liens of the Security Documents shall constitute fully perfected first-priority (or with respect to Liens on Collateral covered by the Hibernia Intercreditor Agreement, second-priority) security interests in all right, title and interest of the Issuers and their respective Subsidiaries in and to the property described therein, prior to all other consensual security interests against such property or interests therein.



             ARTICLE 5.  CONDITIONS TO INITIAL PURCHASES OF NOTES.

                 The Purchaser's obligation to purchase Notes on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

                 Section 5.1 Note Purchase Request. The Purchaser shall have received a Note Purchase Request with respect to the Notes to be purchased in accordance with the provisions of Section 2.3 hereof, and the aggregate principal amount of Notes covered by such Note Purchase Request shall not be less than $31,000,000.

                 Section 5.2 Proceedings Satisfactory. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request, including, without limitation:

                    (i) certificates dated as of a recent date as to the good standing and payment of franchise and similar taxes of the Issuers and each of their respective Subsidiaries (and, if applicable, with respect to any such Person which is a partnership, of each general partner thereof) in each jurisdiction where any of such Persons is incorporated or is authorized to do business as a foreign corporation;

                    (ii) certified copies of the certificate or articles of incorporation and the by-laws, or the partnership agreement, as the case may be, of the Issuers and each of their respective Subsidiaries (and, if applicable, with respect to any such Person which is a partnership, of each general partner thereof), with all amendments thereto;

                   (iii) certified copies of resolutions of the Board of Directors (or similar body) of each Issuer and each of their Subsidiaries party to any Relevant Document (and, if applicable, with respect to any such Person which is a partnership, of the Board of Directors of the general partner thereof) authorizing the execution, delivery and performance of this Agreement, the Notes and the Related Documents to which such Issuer or Subsidiary is a party; and

                    (iv) certificates as to the incumbency and signatures of each of the officers of each Issuer and its Subsidiaries (and, if applicable, with respect to any such Person which is a partnership, of each general partner thereof) who shall execute this Agreement or any Note or Related Document on behalf of such respective party.

                 Section 5.3 Notes. The Purchaser shall have received the Note(s) to be purchased by it on the Closing Date, each duly executed by the Issuers and dated the Closing Date.

                 Section 5.4 Opinions of Counsel to the Issuers. The Purchaser shall have received (a) from Phelps Dunbar, L.L.P., counsel to the Issuers in connection with this transaction, a favorable legal opinion, dated the Closing Date and addressed to the Purchaser and the Agent, covering the matters specified in Exhibit N-1, (b) from Stumpf & Falgout, counsel to Crown in connection with this transaction, a favorable legal opinion, dated the Closing Date and addressed to the Purchaser and the Agent, covering the matters specified in Exhibit N-2, and (c) from Smith, Martin, Schneider, Shields & Mott, special regulatory counsel to the Issuers in connection with this transaction, a favorable legal opinion, dated the Closing Date and addressed to the Purchaser and the Agent, covering the matters specified in Exhibit N-3.
The Purchaser shall also have received such favorable legal opinions of local or other special counsel to the Issuers, each dated the Closing Date and addressed to the Purchaser, as the Purchaser may reasonably request, covering such matters incident to the transactions herein contemplated as the Purchaser may reasonably request.

                 Section 5.5 Representations and Warranties True, Etc.; Certificates. The representations and warranties contained in Article 4 of this Agreement and in any Related Document shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date. The Issuers shall have performed all agreements required to be performed by them under this Agreement and the Related Documents prior to the Closing Date; there shall exist on the Closing Date no Default or Event of Default. The Issuers shall have delivered to the Purchaser an Officer's Certificate of each Issuer, dated the Closing Date, to the effect of the matters stated in the foregoing sentences of this Section 5.5 and in Sections 5.6, 5.7, 5.8, 5.10, 5.11, 5.14 and 5.16, and the Purchaser shall have received such certificates or other evidence as they may request to establish in reasonable detail the use of the proceeds of the sale of the Notes on the Closing Date, and that such proceeds will be applied as contemplated by
Section 4.23.

                 Section 5.6 Absence of Material Adverse Change, Etc. Since December 31, 1994, except as disclosed in the applicable Issuer Reports and on
Schedule 5.6, no change or changes shall have occurred to the business, operations, Properties, assets, income, prospects or condition, financial or otherwise, of the Issuers and their Subsidiaries, taken as a whole, which the Purchaser reasonably believes in good faith to constitute a Material Adverse Effect.

                 Section 5.7 Consents and Approvals. All necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Bodies and nongovernmental Persons required in order to consummate the transactions contemplated herein, including State Police Approval, shall have been obtained or made and shall be in full force and effect.

                 Section 5.8 Absence of Litigation, Orders, Etc. Except as disclosed on Schedule 4.7 attached hereto, there shall not be pending or, to the knowledge of the Issuers after due inquiry, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any of the Issuers or their respective Subsidiaries or their respective assets or Property (and, as to any action, suit, proceeding, governmental investigation or arbitration so disclosed, there shall not have occurred since the date of this Agreement any development) which seeks to enjoin or restrain any of the transactions contemplated herein or which the Purchaser reasonably believes in good faith is likely to have a Material Adverse Effect. No Order of any court, arbitrator or Governmental Body shall be in effect which purports to enjoin or restrain any of the transactions contemplated herein or which the Purchaser reasonably believes in good faith to constitute a Material Adverse Effect.

                 Section 5.9 Related Documents. The Purchaser and the Agent shall have received each of the following documents, which shall be satisfactory to the Purchaser and the Agent in form and substance in all respects:

                 (a) The Security Agreement duly executed by LRGP and SCGC, and dated the Closing Date, together with

                 (i) duly executed financing statements in proper form for filing under the Uniform Commercial Code in all such jurisdictions as the Purchaser may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement, covering the Collateral described in such Security Agreement, and

                 (ii) the originals of all promissory notes and other negotiable instruments (other than instruments which constitute part of chattel paper, but including the Inter-Issuer Note) held by such Issuer, together with appropriate assignments satisfactory to the Purchaser in form and substance duly executed by such Issuer in blank and medallion guaranteed.

                 (b) The Crown Pledge Agreement, duly executed by Crown, and dated the Closing Date, together with

                 (i) stock certificates representing all of the issued and outstanding shares of Capital Stock of SCGC owned by Crown, accompanied by undated stock powers satisfactory to the Purchaser and the Agent in form and substance duly executed by Crown in blank and medallion guaranteed.

                 (c) The LRGP Pledge Agreement, duly executed by LRGP, and dated the Closing Date, together with

                 (i) stock certificates representing all of the issued and outstanding shares of Capital Stock of SCGC owned by LRGP, accompanied by undated stock powers satisfactory to the Purchaser and the Agent in form and substance duly executed by LRGP in blank and medallion guaranteed.

                 (d) Each of the Mortgages, duly executed by the Issuer party thereto, and dated the Closing Date, together with

                 (i) a policy of title insurance in form and substance acceptable to the Purchaser insuring the first priority Lien of the Leasehold Mortgage and the SCGC Fee Mortgage and the second priority Lien of the LRGP Fee Mortgage.

                 (e) Each of the Ship Mortgages, duly executed by the Issuer party thereto, and dated the Closing Date, together with

                 (i) a Certificate of Ownership of each Vessel (as defined in the relevant Ship Mortgage) from the United States Coast Guard, and

                 (ii) opinions of counsel confirming the first priority Lien of each such Ship Mortgage.

                 (f) A Depositary Bank Agreement with respect to each Bank Account of each Issuer and its Subsidiaries then existing (other than any Bank Account maintained with Hibernia), duly executed by such Issuer and the bank or other depositary institution at which such Bank Account is maintained.

                 (g) The Crown Subordination Agreement, duly executed by Crown, and dated the Closing Date.

                 (h) The Hibernia Intercreditor Agreement, duly executed by Hibernia, and dated the Closing Date.

                 (i) Such consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Bodies, and such consents, waivers, amendments, estoppel letters, subordination and nondisturbance agreements, and other agreements and confirmations of bailees, lessors of real and personal Property owned or used by the Issuers and their respective Subsidiaries, and of other nongovernmental third parties, as the Purchaser or the

Agent may deem necessary or desirable in connection with the use, occupancy or operation of the real Properties leased by the Issuers or otherwise in order to protect the rights and interests of the Purchaser in the Collateral, including, without limitation, a consent in form and substance satisfactory to the Purchaser from the lessor of the Leased Property with respect to the Leasehold Mortgage, and a consent in form and substance satisfactory to the Purchaser from the Department of Public Safety and Corrections, Office of State Police, Riverboat Gaming Division, to the transactions contemplated in this Agreement, the Notes and the Related Documents.

                 (j) Searches, by a Person satisfactory to the Purchaser, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to the Collateral confirming that all Collateral constituting personal Property (or subject to the Ship Mortgages) is (or will be upon release of the Liens securing the Debt to be repaid on the Closing Date, and as to which the holder of such Liens has provided releases thereof satisfactory to the Purchaser) subject to no Liens except Permitted Liens.

                 (k) Evidence satisfactory to the Purchaser that valid policies of insurance are in full force and effect in accordance with the requirements of this Agreement and the Security Documents, in each case naming the Purchaser as loss payee and additional insured, as its interests may appear.

                 Section 5.10 Transactions with Crown. The Purchaser shall have received an executed copy of the Amended Stock Purchase Agreement, dated as of June 2, 1995 but effective as of March 2, 1995, among Crown, SCGC and LRGP, and any related agreements and documents (together, the "Stock Purchase Agreement"), in form and substance satisfactory to the Purchaser and its counsel, and the closing of the purchase by LRGP of a 50% interest in SCGC, contemplated by the Stock Purchase Agreement shall have occurred in accordance with the terms of the Stock Purchase Agreement without waiver of any condition precedent set forth therein that is not approved by the Purchaser, including, without limitation, (i) the obtaining to the satisfaction of the Purchaser of all consents referred to therein, (ii) the representations and warranties therein, after giving effect to scheduled and other exceptions thereto, being satisfactory to the Purchaser and (iii) the aggregate consideration (including assumed indebtedness) and expenses payable by LRGP in connection with the above shall not exceed $22,000,000 (excluding warrants issued by Casino America to Crown).

                 Section 5.11 Certain Notes Issued by SCGC. (a) The aggregate principal amount of any note or notes issued by SCGC to Casino America shall not exceed $5,000,000 and such note or notes shall be on terms and conditions, including in respect of subordination, satisfactory to the Purchaser in all respects.

                 (b) The Inter-Issuer Note shall not have been amended, supplemented or otherwise modified, and the principal amount of the Inter-Issuer Note shall not exceed $15,000,000.

                 Section 5.12 Certain Transactions With Hibernia. The Purchaser shall have received (a) an executed copy of the Hibernia LRGP Pavilion Loan Agreement, the Hibernia Equipment Loan Agreement and the Hibernia Line of Credit and all documents related thereto, and (b) amendments satisfactory to the Purchaser to the Hibernia LRGP Pavilion Loan Agreement and Hibernia Equipment Loan Agreement providing for adjustments to the amortization schedule of the Hibernia LRGP Pavilion Loan Agreement, and for changes to the covenants in the Hibernia LRGP Pavilion Loan Agreement and Hibernia Equipment Loan Agreement. All such documents shall be on terms customary for such facilities and satisfactory to the Purchaser in all respects.

                 Section 5.13 Repayment of Caterpillar Loans, Release of Caterpillar Ship Mortgage. The Debt outstanding under the Caterpillar Loan Agreement shall have been, as shall concurrently with the purchase of the Notes on the Closing Date be, repaid in full. The Purchaser shall have received (a) such evidence of such repayment, (b) an appropriate release of the Caterpillar Ship Mortgage duly executed and delivered by Caterpillar, and (c) such other instruments, documents or agreements as shall be reasonably requested by the Purchaser to evidence the repayment of the Debt under the Caterpillar Loan Agreement and the release of the Caterpillar Ship Mortgage (including, if requested by the Purchaser, a payoff letter from Caterpillar), in each case in form and substance satisfactory to the Purchaser.

                 Section 5.14 Minimum Cash Balance. The Purchaser shall have received evidence satisfactory to it that LRGP shall have a minimum cash balance of $3,000,000 on the Closing Date, after giving effect to the transactions described in Section 5.10 and prior to the financings contemplated hereby.

                 Section 5.15 Transaction With Calcasieu Parish. The Purchaser shall have received an executed copy of a definitive development agreement between SCGC and Calcasieu Parish, satisfactory to the Purchaser in all respects, concerning certain payments promised to Calcasieu Parish by SCGC, and an executed copy of any agreement between Calcasieu Parish and the City of West Lake or any resolutions of the governing bodies of Calcasieu Parish and the City of West Lake concerning payments to be made by Calcasieu Parish to the City of West Lake, satisfactory to the Purchaser in all respects, with respect to payments received from or operations of SCGC (collectively, the "Calcasieu Development Agreements").

                 Section 5.16 Licenses and Permits. The Issuers shall have received all licenses, permits and approvals by any government agency or regulatory body required to construct, develop or operate the Leased Property, the riverboat casino and activities incidental to the operation of a gaming establishment and the absence of any challenge, threatened action, or judicial or regulatory hearing on any such licenses, permits or approvals, including approval of the issuance of the Notes and the delivery of the Related Documents, except for those permits and licenses listed on Schedule 4.20 which (to the extent necessary) will be obtained prior to opening the SCGC riverboat for business.

                 Section 5.17 Environmental Audit. The Purchaser shall have received an environmental site assessment report with respect to all real Properties owned or leased by the Issuers and their respective Subsidiaries by environmental engineers satisfactory to the Purchaser, which shall confirm to the Purchaser's reasonable satisfaction that the aggregate exposure of the Issuers and their respective Subsidiaries to liability (absolute or contingent) for actual or potential Environmental Matters relating to such Properties will not exceed such amount as shall be acceptable to the Purchaser in its sole discretion.

                 Section 5.18 Fees. The Purchaser shall have received the funding fee required by Section 2.6 hereof. The fees and disbursements incurred by the Agent, counsel to the Agent, Simpson Thacher & Bartlett, Stone Pigman, Walther, Wittmann & Hutchinson, and any local or special counsel for the Purchaser in connection with the preparation of this Agreement and the transactions contemplated hereby shall be paid in full by the Issuers on the Closing Date, provided that the Issuers shall have received statements therefor prior to the Closing Date.

                 Section 5.19 Letter Agreement with NSI. Each Issuer, each Subsidiary Guarantor and Casino America shall have entered into a letter agreement, as may be amended from time to time, with the Purchaser and Nomura Securities International, Inc. ("NSI"), in form and substance satisfactory to the Purchaser and NSI.

            ARTICLE 6.  CONDITIONS TO OBLIGATIONS TO PURCHASE NOTES
                            AFTER THE CLOSING DATE.

                 The obligations of the Purchaser to purchase Notes at any time (other than the Closing Date) shall be subject to the condition that the Closing Date shall have occurred prior thereto, and to the satisfaction, at or before the time of such purchase, of the following additional conditions:

                 Section 6.1 Note Purchase Request. The Purchaser shall have received a Note Purchase Request with respect to the Notes to be purchased at such time in accordance with the provisions of Section 2.3 hereof.

                 Section 6.2 Representations and Warranties True. The representations and warranties contained in Article 4 and elsewhere in this Agreement and the representations and warranties contained in the Related Documents shall be true and correct in all material respects on and as of the date of such purchase with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date. Each request to purchase Notes shall constitute, and each Note Purchase Request shall contain, a representation and warranty by the Issuers on the date of such purchase as to the matters referred to in this Section 6.2 and in Sections 6.3 and 6.4 hereof.

                 Section 6.3 No Default or Event of Default. On the date of such purchase, both immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result from such purchase.

                 Section 6.4 Credit Limit Not Exceeded. The aggregate outstanding principal amount of the Notes, immediately after giving effect to such purchase, shall not exceed the Maximum Amount of the Notes.

                 Section 6.5 Legal Prohibitions. Such purchase shall not violate any Order of any court, arbitrator or Governmental Body or any statute or law or any rule or regulation of any Governmental Body at the time applicable to the Purchaser.

                 Section 6.6 Absence of Material Adverse Change, Etc. Since December 31, 1994, except as disclosed in the applicable Issuer Reports and on
Schedule 5.6, no change or changes shall have occurred to the business, operations, Properties, assets, income, prospects or condition, financial or otherwise, of such Issuer and its Subsidiaries, taken as a whole, which the Purchaser reasonably believes in good faith to constitute a Material Adverse Effect.

                 Section 6.7 Officer's Certificate. The Issuers shall have delivered to the Purchaser an Officer's Certificate of each Issuer, dated the date of such purchase, to the effect of the matters stated in Sections 6.2, 6.3, 6.4, 6.5, and 6.6, and the Purchaser shall have received such certificates or other evidence as they may request to establish in reasonable detail the use of the proceeds of the sale of the Notes on such date, and that such proceeds will be applied as contemplated by Section 4.23.

               ARTICLE 7.  FINANCIAL STATEMENTS AND INFORMATION.

                 Section 7.1 Statements and Reports. Each of the Issuers will furnish to the Purchaser, so long as any of the Notes shall remain unpaid or the Termination Date shall not have occurred, in duplicate:

                 (a) as soon as available and in any event within 30 days after the end of each month in each fiscal year of such Issuer,

                 (i) copies of the consolidated balance sheets of such Issuer and its Subsidiaries as of the end of such month and year to date, and of the related consolidated statements of income and cash flows for such month and year to date, all in reasonable detail and stating in comparative form (x) for LRGP, the consolidated figures as of the end of and for the corresponding date and period in the previous month and (y) the corresponding figures from the consolidated budget of such

         Issuer and its Subsidiaries for such month, all Certified by a Responsible Officer of such Issuer, and

                 (ii) a written statement of such Responsible Officer setting forth computations in reasonable detail showing whether or not as at the end of such month there existed any Default or Event of Default resulting from a breach or violation of any provision set forth in Sections 10.6(a)(iii), 10.10, 10.11, 10.19 or 10.20;

                 (b) as soon as available and in any event within 90 days after the end of each fiscal year of such Issuer,

                 (i) copies of the audited consolidated balance sheets of such Issuer and its Subsidiaries as of the end of such fiscal year, and of the related audited consolidated statements of income, retained earnings and cash flows for such fiscal year, together with the notes thereto, all in reasonable detail and stating in comparative form the respective audited consolidated figures as of the end of and for the previous fiscal year, accompanied by a report on such financial statements of Ernst & Young LLP, Coopers & Lybrand LLP or other independent public accountants of recognized national standing selected by such Issuer and acceptable to the Purchaser (the "Accountants"), which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of such Issuer and its Subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with GAAP, and that the examination by the Accountants in connection with such consolidated financial statements was in accordance with generally accepted auditing standards;

                 (ii) a written statement of (x) a Responsible Officer of such Issuer setting forth computations in reasonable detail showing whether or not as at the end of such fiscal year there existed any Default or Event of Default resulting from a breach or violation of any provision set forth in Sections 10.6(a)(iii), 10.10, 10.11, 10.19 or 10.20 and (y) the Accountants confirming the computations set forth in such statement of such Responsible Officer and stating that in making the examination necessary for their report on such financial statements they obtained no knowledge of any default by such Issuer in the performance of its obligations under any of those Sections;

                 (c) concurrently with the financial statements furnished pursuant to subsections (a) and (b) of this Section 7.1, an Officer's Certificate of each Issuer stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no default by such Issuer in the fulfillment of any of the terms, covenants, provisions or conditions of this Agreement exists or has existed during such period or, if such a default shall exist or have existed, the nature and period of existence thereof and what action such Issuer has taken, is taking or proposes to take with respect thereto;

                 (d) promptly after the same are available and in any event within 15 days thereof, copies of all notices, proxy statements, financial statements, annual and quarterly reports and other materials which any of Issuer or Casino America shall send or make available generally to its security holders or partners, and copies of all regular and periodic reports (including, without limitation, reports on Forms 10-K, 10-Q and 8-K) and of all registration statements (other than on Form S-8 or a similar form) which such Issuer or any of its Subsidiaries may file with the SEC or with any securities exchange;

                 (e) promptly after the receipt thereof by the Issuers or any of their respective Subsidiaries, and in any event within 15 days thereof, copies of any management letters and any reports as to material inadequacies in accounting controls (including reports as to the absence of any such inadequacies) submitted to any such Person by the Accountants in connection with any audit of such Person made by the Accountants;

                 (f) promptly (and in any event within 5 days) after becoming aware of (i) the existence of any Default or Event of Default on the part of either Issuer, an Officer's Certificate of such Issuer specifying the nature and period of existence thereof and what action such Issuer is taking or proposes to take with respect thereto, or (ii) any Debt of such Issuer or any of its Subsidiaries being declared due and payable before its expressed maturity, or any holder of such Debt having the right to declare such Debt due and payable before its expressed maturity, because of the occurrence of any default (or any event which, with notice and/or the lapse of time, shall constitute any such default) under such Debt, an Officer's Certificate of such Issuer describing the nature and status of such matters and what action such Issuer or such Subsidiary is taking or proposes to take with respect thereto;

                 (g) promptly and in any event within 10 days after the Issuers know or, in the case of a Plan have reason to know, that a Reportable Event with respect to any Plan has occurred, that any Plan or Multiemployer Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, or that the Issuers or any of their respective Subsidiaries or ERISA Affiliates will or may incur any material liability to or on account of a Plan or Multiemployer Plan under Title IV of ERISA or any other material liability under ERISA has been asserted against the Issuers or any of their respective Subsidiaries or ERISA Affiliates, an Officer's Certificate of each of the Issuers setting forth information as to such occurrence and what action, if any, such Issuer or such Subsidiary or ERISA Affiliate is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (i) required to be filed by such Issuer or such Subsidiary or ERISA Affiliate or the plan administrator of any such Plan controlled by such Issuer or such Subsidiary or ERISA Affiliate with the Internal Revenue Service or the PBGC, or (ii) received by such Issuer or such Subsidiary or ERISA Affiliate from any plan administrator of a Plan not under their control or from a Multiemployer Plan;

                 (h) promptly after becoming aware of any Material Adverse Effect with respect to which notice is not otherwise required to be given pursuant to this Section 7.1, an Officer's Certificate of each of the Issuers setting forth the details of such Material Adverse Effect and stating what action such Issuer or any of its Subsidiaries has taken or proposes to take with respect thereto;

                 (i) promptly (and in any event within 15 days) after either Issuer knows of (i) the institution of, or material threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting such Issuer or any of its Subsidiaries or any Property of any of them, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, could reasonably be expected to have a Material Adverse Effect, an Officer's Certificate of such Issuer describing the nature and status of such matter in reasonable detail;

                 (j) upon the request of the Purchaser, as soon as available and in any event no later than fifteen days after such request, an accounts payable report in form and detail satisfactory to the Purchaser listing all accounts payable of each of the Issuers and their respective Subsidiaries, indicating the amount and due date of each such account payable and reflecting the aging thereof in 30-day intervals;

                 (k) not later than 30 days after the beginning of each fiscal year of each of the Issuers, a copy of a consolidated budget of each Issuer and its Subsidiaries prepared by such Issuer for such fiscal year, and all amendments thereto which may be in effect from time to time;

                 (l) copies of any regular or periodic report, statement, return or other document filed or delivered by either Issuer with or to any Governmental Body which indicates that a Material Adverse Effect has occurred or may occur, and of any material notices received from any Governmental Body; and

                 (m) any other information, including financial statements and computations, relating to the performance of obligations arising under this Agreement and/or the affairs of the Issuers or any of their respective Subsidiaries that the Purchaser may from time to time reasonably request and which is capable of being obtained, produced or generated by the Issuers or such Subsidiary or of which any of them has knowledge.

                            ARTICLE 8.  INSPECTIONS

                 Section 8.1 Inspection of Properties and Books. The Purchaser, so long as any of the Notes shall remain unpaid or the Termination Date shall not have occurred, shall have the right to visit and inspect any of the Properties of the Issuers, to examine their books of account and records, to make copies and extracts therefrom at their expense, and to discuss their affairs, finances and accounts with, and to be advised as to the same by, their officers and employees and their independent public accountants (whose fees and expenses shall be paid by the Issuers, and by this provision the Issuers authorize their respective accountants to discuss their respective affairs, finances and accounts, whether or not any of its representatives is present, it being understood that nothing contained in this Section 8 is intended to confer any right to exclude any such representative from such discussions), all at such reasonable times and intervals as the Purchaser may desire. All expenses incurred by the Purchaser in connection with the exercise of its rights pursuant to this Section 8 shall be borne by the Purchaser, except that the Issuers agree to pay all out-of-pocket expenses incurred by the Purchaser in connection with such exercise of rights at any time when a Default or Event of Default has occurred and is continuing.

                       ARTICLE 9.  AFFIRMATIVE COVENANTS.

                 Each of the Issuers covenants and agrees that, so long as any of the Notes shall remain unpaid or the Termination Date shall not have occurred:

                 Section 9.1 Payment of Principal and Interest. The Issuers will duly and punctually pay the principal of and interest (including the Contingent Interest, if any) on the Notes in accordance with the terms of the Notes and this Agreement. Each of the Issuers will comply with all of the covenants, agreements and conditions contained in this Agreement, the Notes and in the other Related Documents.

                 Section 9.2 Payment of Taxes and Claims. Each Issuer will, and will cause each of its Subsidiaries to, pay before they become delinquent all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any material penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

                 Section 9.3 Maintenance of Properties, Records and Existence. Each Issuer will, and will cause each of its Subsidiaries to:

                 (a) maintain their respective Properties which are material to their respective businesses in good condition, reasonable wear and tear excepted, and make all necessary renewals, repairs, replacements, additions, betterments, and improvements thereto;

                 (b) keep books of records and accounts in which full and correct entries will be made of all their respective business transactions and will reflect in their financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP at the time in effect and consistently applied;

                 (c) maintain the same fiscal year during and after the current fiscal year ending April 30;

                 (d) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or partnership (as the case may be) existence, rights, powers and franchises including, without limitation, any necessary qualification or licensing in any foreign jurisdiction (except where failure to maintain such qualification or licensing would not result in a Material Adverse Effect);

                 (e) comply in all material respects with all applicable statutes, regulations, franchises, and all Orders of, and all applicable restrictions imposed by, any Governmental Body, in respect of the conduct of its business and the ownership of its Properties (including, without limitation, applicable statutes, rules, ordinances, regulations and Orders relating to Environmental Laws); and

                 (f) keep any Property owned or operated by them free of contamination from Hazardous Materials and any other harmful chemical or physical conditions. If any Issuer or any of their Subsidiaries receives notice or becomes aware of any Environmental Matter or contamination with Hazardous Materials that relates to any of them or their respective Properties, then such Issuer shall promptly provide written notice thereof to the Purchaser and, upon written request of the Purchaser, shall provide the Purchaser with such reports, certificates, engineering studies or other written material or data as the Purchaser may require so as to satisfy the Purchaser that such Issuer and its Subsidiaries are in compliance with their obligations under this Agreement. In addition, if the Purchaser shall at any time have reason to believe that any of the representations and warranties contained in Section
4.15 is not accurate in any material respect, or that any Issuer is in material breach of its obligations under the foregoing provisions of this subparagraph
(f), the Purchaser shall have the right at any time and from time to time, to employ, or to require such Issuer or any of its Subsidiaries at their expense to employ, a qualified environmental consultant acceptable to the Purchaser to conduct an environmental review, audit, assessment or report concerning such Issuer's and its Subsidiaries' operations and Property. Each Issuer agrees to cooperate fully with such consultant in any such audits, including, without limitation, by providing such access to such Issuer's and its Subsidiaries' books, records, Properties, employees and agents and by furnishing such written and oral information as such consultant may reasonably request in connection with any such audits.

                 Section 9.4 Insurance. (a) Each of the Issuers will, and will cause each of their respective Subsidiaries to, carry and maintain in full force and effect at all times with financially sound and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on): (i) insurance against loss or damage to the tangible real and personal Property of such Issuer and its Subsidiaries by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such Property in similar businesses, (ii) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction, (iii) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by them or occurring as a result of the ownership, maintenance or operation by them of any automobile, truck or other vehicle or as a result of the use of products manufactured, constructed or sold by it, or services rendered by it, (iv) from and after the first date a revenue-paying customer is admitted to the riverboat casino of SCGC business interruption insurance (A) in the case of LRGP, in amounts at least as much and with carriers at least as creditworthy, as maintained on the date hereof, and
(B) in the case of SCGC, covering risk of loss as a result of the cessation of any substantial part of the business conducted by SCGC for a period not shorter than that provided for by the business interruption insurance maintained by LRGP, and (v) insurance against such other risks as are usually insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated. Insurance specified in clause (i) shall be maintained in an amount at least equal to the full insurable value of the Property covered thereby. Insurance specified in clauses (iii), (iv) and (v) shall be maintained in such amounts (and with co-insurance, deductibles and self-insured retention, if any) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, and shall name the Purchaser as loss payee and additional insured, as its interests may appear.

                 (b) Each of the Issuers hereby directs, and shall cause each of its Subsidiaries to direct, all insurers under such policies of fire, casualty and property damage insurance to pay all proceeds of such insurance policies (x) if such Property constitutes Collateral subject to any of the Intercreditor Agreements, as set forth in such Intercreditor Agreement, and (y) if otherwise, directly to the Purchaser. If the amount of any claim for loss or damage thereunder is less than $100,000, the Purchaser shall release the proceeds of such insurance policies received by it to such Issuer or the applicable Subsidiary. If the amount of such claim is greater than $100,000, such Issuer may elect either (x) to apply the proceeds thereof to the prepayment of the obligations under the Notes in the manner and with the effect set forth in the first and second sentences of Section 3.4(a) hereof, or (y) to have the proceeds thereof released by the Purchaser when and as necessary to pay for the repair, replacement or reconstruction of the assets subject to such casualty, provided that such Issuer shall elect to apply such proceeds as specified in the foregoing clause (x) unless the following conditions are satisfied:

                 (i) at the time of any requested release of funds, no Default or Event of Default shall have occurred and be continuing; and

                 (ii) each release of funds shall be conditioned upon receipt by the Purchaser of architect's certificates, completion certificates, waivers of mechanic's liens and such other documentation as the Purchaser may reasonably request.

                 (c) The Issuers shall at least once during each fiscal year deliver to the Purchaser a report of a reputable insurance broker with respect to all insurance maintained by the Issuers and their Subsidiaries, together with a certificate of insurance evidencing the effectiveness of the policies of insurance required to be maintained by the provisions of paragraphs
(a) and (c) of this Section.

                 (d) As long as the Notes are outstanding, all insurance required to be maintained pursuant to this Section 9.4 shall be subject to the following requirements:

                 (i) All statements or information which have or will be furnished to insurers or their representatives by any Issuer or their respective Subsidiaries in connection with applications for or renewals of insurance policies listed in Schedules 4.19 shall be complete, truthful, accurate and correct in all material respects.

                 (ii) All such insurance policies shall be maintained and renewed with insurance carriers having either a rating of at least "A" from A.M. Best Company or a rating equivalent thereto as determined by Johnson & Higgins of Texas, Inc.

                 (iii) Any insurer not listed on Schedule 4.19 or any insurer which does not have one of the foregoing ratings shall not be utilized without the prior written consent of the Majority Noteholders.

                 (iv) The Issuers shall not, and shall cause their respective Subsidiaries not to, change the terms of such insurance policies in such a way as to reduce the scope or the limits of coverage set forth in Schedule 4.19 on (i) the riverboats owned by the Issuers (including equipments, fixtures and other property thereon),
         (ii) the terminal facilities (including equipments, fixtures and other property therein) or (iii) its respective general liability insurance without the prior written consent of the Majority Noteholders.

                 (v) The Issuers shall, and shall cause their respective Subsidiaries to, give written notice to the Purchaser upon receipt of any written notice or other communication from an insurer seeking to reduce the scope or the limits of coverage under a policy listed in
         Schedule 4.19 or to cancel, nonrenew or otherwise terminate or amend coverage.

                 (vi) The Issuers shall, and shall cause their respective Subsidiaries to, give written notice to the Purchaser of any loss or claim submitted with respect to any such policy which is expected to exceed $100,000.

                 Section 9.5 After Acquired Property. (a) Without affecting the obligations of the Issuers or any of their respective Subsidiaries under any of the Security Documents, in the event that any Issuer or any of its Subsidiaries at any time after the date hereof acquires any material interest in any real Property (each such interest, an "After Acquired Property"), such Person shall immediately provide written notice thereof to the Purchaser, setting forth with specificity a description of the interest acquired, the location of the After Acquired Property, any structures or improvements thereon and the Fair Market Value of such real Property. As soon as practicable thereafter, such Person shall execute and deliver to the Agent, for the benefit of the Purchaser, a mortgage or trust deed satisfactory in form and substance to the Purchaser (with appropriate local variations) and shall deliver such of the other documents and instruments and comply with such of the other requirements set forth therein with respect to such Property as the Agent or the Purchaser shall require. Such Issuer or such Subsidiary shall also deliver to the Agent or the Purchaser one or more opinions of counsel for such Issuer or such Subsidiary (including opinions of local counsel) covering such legal matters with respect to such mortgages, trust deeds and other instruments and documents as the Agent or the Purchaser may reasonably request. The Issuers shall pay all fees and expenses, including, without limitation, attorneys' fees and expenses of counsel for the Agent and the Purchaser, and all title insurance charges and premiums, in connection with its obligations under this
Section 9.5.

                 (b) Simultaneously with the establishment by any Issuer or any of its Subsidiaries of any new Bank Account not in existence on the Closing Date, such Issuer or such Subsidiary shall deliver to the Agent a Depositary Bank Agreement with respect to that Bank Account duly executed by such Issuer or the applicable Subsidiary (as the case may be) and such bank or depositary institution.

                 Section 9.6 Future Guarantors and Securing Subsidiaries. Promptly upon any Person becoming a direct or indirect Subsidiary of any Issuer, such Issuer shall immediately provide written notice thereof to the Purchaser and the Agent, setting forth with specificity a description of such Subsidiary and of all material real and personal Property owned or leased by it. In the event that such Subsidiary shall own or lease any interest in real Property, such interest shall be deemed to be After Acquired Property and such Issuer shall promptly cause such Subsidiary to comply with all of the provisions of Section 9.5 with respect thereto. Such Issuer shall also promptly cause such Subsidiary to execute and deliver to the Agent, for the benefit of the Purchaser, a Subsidiary Guarantee substantially in the form of Exhibit P hereto and to execute and deliver to the Agent, for the benefit of the Purchaser, a Security Agreement substantially in the form of Exhibit O hereto, together with such financing statements and other documents as in the opinion of the Agent or the Purchaser shall be necessary or advisable in order that such Subsidiary grant to the Agent, for the benefit of the Purchaser, valid and perfected first priority Liens in all of the personal Property of such Subsidiary. Such Issuer shall deliver, or shall cause any other Subsidiary of such Issuer which holds any Capital Stock of such Subsidiary to deliver, to the Agent, for the benefit of the Purchaser, all stock certificates representing outstanding Capital Stock of such Subsidiary held by such Issuer or by such other Subsidiary of such Issuer (as the case may be), accompanied by stock powers duly executed in blank. Such Issuer or such Subsidiary shall also deliver to the Agent Depositary Bank Agreements with respect to all Bank Accounts maintained by such Subsidiary, duly executed by such Subsidiary and the respective banks or depositary institutions at which such Bank Accounts are maintained. Such Issuer or such Subsidiary shall also deliver (i) an Officer's Certificate in form and substance satisfactory to the Purchaser to the effect that such Subsidiary is Solvent and is not subject to any pending bankruptcy, insolvency, reorganization, liquidation, receivership, assignment for the benefit of creditors or similar proceeding, and (ii) one or more opinions of counsel for such Issuer or such Subsidiary (including opinions of local counsel) covering such legal matters with respect to such agreements and other instruments and documents as the Purchaser or the Agent may reasonably request. All of such agreements, instruments, opinions and documents shall be reasonably satisfactory in form and substance in all respects to counsel to the Purchaser and the Agent.

                 Section 9.7 Early Refinancing. The Issuers understand and agree that the sale of the Notes to the Purchaser provided for herein is intended solely to provide temporary interim financing for the Issuers and their respective Subsidiaries, and is intended to be refinanced and replaced as soon as possible after the Closing Date by means of a public or private offering of equity or debt securities of the Issuers or a commercial loan transaction with a bank or other institutional lender or investor. The Issuers hereby agree to take all such actions following the Closing Date which they determine are reasonable and appropriate in order to effect a refinancing of the Debt represented by the Notes at the earliest practicable date prior to the Maturity Date in light of the Issuers' ongoing business and financial performance and the condition of the U.S. securities markets; provided that nothing herein contained shall require the Issuers to enter into any refinancing containing economic or other terms which the Issuers in its discretion determines are unacceptable.

                 Section 9.8 Further Assurances. Each Issuer will, and will cause its Subsidiaries to, from time to time execute any and all further documents, financing statements, agreements, mortgages, deeds of trust, and instruments, and take all further actions (including, without limitation, filing Uniform Commercial Code financing statements), which may be required under applicable law, or which the Purchaser or the Agent may reasonably request, in order to effectuate the transactions contemplated by this Agreement and in order to grant, preserve, protect and perfect the validity and first priority of the Liens and security interests created by the Security Documents.

                 Section 9.9 ERISA Covenant. Each Issuer will, and will cause its Subsidiaries and ERISA Affiliates to, continue to meet the ERISA representations and warranties set forth in Section 4.17.

                ARTICLE 10.  NEGATIVE AND MAINTENANCE COVENANTS.

                 Each of the Issuers covenants and agrees that, so long as any of the Notes shall be outstanding or the Termination Date shall not have occurred:

                 Section 10.1 Restrictions on Debt. Neither Issuer will, or will permit any of its Subsidiaries to, incur, create, assume, guarantee or in any way become liable for, or permit to exist, Debt other than:

                 (a)   Debt represented by the Notes;

                 (b) Debt of the Issuers and their respective Subsidiaries existing on the Closing Date, as set forth on Schedule 4.10A attached hereto, and, prior to the Closing Date, Debt outstanding in a principal amount of $8,000,000 under the Caterpillar Loan Agreement;

                 (c)   Debt of LRGP outstanding under the Crown Note;

                 (d) Debt incurred for the purpose of refinancing or refunding Debt otherwise permitted under clause (b) of this Section
         10.1 if (i) the principal amount of Debt outstanding (after such refinancing or refunding) does not exceed the aggregate outstanding amount of Debt so refinanced or refunded, (ii) such refinancing or refunding does not result in the incurrence of an interest rate which is higher than that of the Debt being refinanced or refunded, (iii) such refinanced or refunded Debt has an average maturity which is longer than that of the Notes, (iv) such refinancing or refunding shall be for all of the balance of the Debt, and (v) all intercreditor arrangements, if any, between the Purchaser or the Agent and the holder of such Debt shall be, after giving effect to such refinancing or refunding, satisfactory in all respects to the Purchaser and the Agent;

                 (e) Capitalized Lease Obligations and purchase money Debt of the Issuers (but not of any Subsidiary of any Issuer), in addition to capitalized lease obligations and purchase money debt permitted by Subsection 10.1(b) above, in an aggregate amount not to exceed $4,200,000 incurred in any fiscal year, of which up to $3,000,000 may be used for the deferred purchase price of land adjacent to LRGP's Bossier City, Louisiana site to be acquired from Mr. Tom Arnold;

                 (f) Debt of any Wholly-owned Subsidiary of an Issuer which is a guarantor under a Subsidiary Guarantee to an Issuer or to another Wholly-owned Subsidiary of an Issuer which is a guarantor under a Subsidiary Guarantee, or of an Issuer to the other Issuer or to a Wholly-owned Subsidiary of an Issuer.

                 Section 10.2 Restrictions on Liens. Neither Issuer will, or will permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any Lien upon any of their respective Properties or assets whether now owned or hereafter acquired except for the following (collectively, "Permitted Liens"):

                 (a)    Liens created pursuant to the Security Documents;

                 (b) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 9.2;

                 (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being diligently contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                 (d) Liens (other than any Lien imposed by ERISA, and other than any Lien securing an obligation for the payment of borrowed money) incurred or deposits made in the ordinary course of business in connection with obligations not due or delinquent with respect to workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations;

                 (e) any attachment or judgment Lien (including judgment or appeal bonds) which shall, within 30 days after the entry thereof, stayed pending appeal, or which shall have been discharged within 30 days after the expiration of any such stay, or which is being diligently contested in good faith so long as a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                 (f) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto (and, with respect to leasehold interests, Liens and other encumbrances that are incurred, created, assumed or permitted to exist on or with respect to the leased property and arise by, through or under or are asserted by a landlord or owner of the leased property, with or without consent of the lessee) which were not incurred in connection with the borrowing of money and which do not in the aggregate materially detract from the value of the Property of the Issuers or any of its Subsidiaries, as the case may be, or impair the use of such Property for the purposes for which such Property is held by the Issuers or any such Subsidiary;

                 (g) Liens securing Debt of a Wholly-owned Subsidiary of an Issuer to such Issuer, to the other Issuer or to another Wholly-owned Subsidiary of an Issuer;

                 (h) Liens (including Liens created pursuant to Capitalized Leases) existing on the date hereof and described in part (a) of
         Schedule 4.10A hereto, and, prior to the Closing Date, the Caterpillar Ship Mortgage; and

                 (i) Liens (including Liens created pursuant to Capitalized Leases) in respect of Property acquired, constructed or improved by the Issuers (but not any of its Subsidiaries) after the Closing Date, which Liens exist or are created at the time of acquisition or completion of construction or improvement of such Property or within six months thereafter, to secure Debt assumed or incurred pursuant to
         Section 10.1(e) to finance all or any part of the purchase price or cost of acquisition or construction or improvement of such Property, but any such Lien shall cover only the Property so acquired or constructed and any improvements thereto, and may not exceed the lesser of (x) the Fair Market Value of such Property or (y) the purchase price or cost of such acquisition, construction or improvement.

                 Section 10.3 Limitation on Sale and Leasebacks. Neither Issuer will, or will permit any of its Subsidiaries to, enter into any arrangement whereby such Issuer or any such Subsidiary shall sell or transfer any Property owned by such Issuer or any of its Subsidiaries to any Person other than such Issuer or a Subsidiary of such Issuer and thereupon such Issuer or such Subsidiary shall lease or intend to lease, as lessee, the same Property.

                 Section 10.4 Consolidation, Merger or Disposition of Assets; Acquisitions. Neither Issuer will, or will permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, license, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the business, Property or tangible or intangible assets of such Issuer or any such Subsidiary, whether now owned or hereafter acquired, or acquire by purchase or otherwise any of the outstanding Capital Stock of, or all or substantially all of the business, Property or assets of, or assets constituting a business unit of, any Person, except that (i) any Wholly-owned Subsidiary of an Issuer may merge or consolidate with or into an Issuer or any other Wholly- owned Subsidiary of an Issuer so long as in any merger or consolidation involving an Issuer, such Issuer shall be the surviving or continuing corporation, (ii) any Wholly-owned Subsidiary of an Issuer may sell, lease or otherwise dispose of all or any part of its assets to an Issuer or to any other Wholly-owned Subsidiary of an Issuer, (iii) the Issuers and their Subsidiaries may in the ordinary course of business sell Inventory owned by them, and (iv) the Issuers and its Subsidiaries may sell or otherwise dispose of the Excess Property and slot machines constituting Sale Slot Machines for such fiscal year, and other assets other than in the ordinary course of business, provided that (x) the aggregate net book value of the assets sold or disposed of pursuant to this clause (iv) (other than the Excess Property and the Sale Slot Machines) shall not exceed $100,000 during any period of twelve consecutive months, (y) the Purchaser and/or the Agent will execute and deliver such releases and termination statements in respect of its Liens in the assets being sold or disposed of pursuant to this clause (iv) as the Issuers shall reasonably request and (z) all of the Net Cash Proceeds of such sale of assets shall be applied to the prepayment of the Notes or, with respect to the Sale Slot Machines, the acquisition of replacement slot machines, as set forth in
Section 3.1.

                 Section 10.5 Conduct of Business. Neither Issuer will, or will permit any of its Subsidiaries to, engage in any business other than the business engaged in by each of them on the date hereof as described in the Issuers Reports and any businesses or activities substantially similar or related thereto.

                 Section 10.6  Restricted Payments and Restricted Investments.
(a) Neither Issuer will, or will permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, except:

                    (i) the declaration and payment of cash dividends by a Wholly-owned Subsidiary of an Issuer on its Capital Stock to such Issuer or to another Wholly-owned Subsidiary of such Issuer,

                    (ii) so long as no Default or Event of Default shall have occurred and be continuing, payments of accrued interest on the Subordinated Debt on and not prior to the respective due dates thereof, and

                   (iii) after December 31, 1995, so long as after giving effect to any Restricted Payment described in this clause (iii) of this Section 10.6(a) no Default or Event of Default shall have occurred and be continuing and LRGP shall have cash balances standing to its account of not less than $3,000,000, (A) the declaration and payment of cash distributions on the Capital Stock of LRGP not more than 60 days after the end of each calendar quarter in an aggregate amount not to exceed the

         Tax Payment Amount for LRGP for the Tax Calculation Period most recently ended, and (B) the declaration and payment by LRGP of cash distributions on the Capital Stock of LRGP not later than 60 days following the end of each calendar month ended during the period commencing on the Closing Date and ending on the six month anniversary of the Closing Date, such distributions for any such calendar month in an aggregate amount not in excess of 50% of the Consolidated Excess Cash Flow of LRGP for such calendar month.

                 (b) Neither Issuer will, or will permit any of its Subsidiaries to, make any Restricted Investment.

                 Section 10.7 Issuers Preferred Stock; Issuance of Stock by Subsidiaries. Neither Issuer will issue or have outstanding any shares of its Preferred Stock, or any warrants, options, conversion rights or other to subscribe for, purchase or acquire any shares of its Preferred Stock. Neither Issuer will permit any Subsidiary of such Issuer to (i) issue, sell or otherwise dispose of any shares of its Capital Stock, or any warrants, options, conversion rights or other rights to subscribe for, purchase or acquire such Capital Stock (other than directors' qualifying shares), except to such Issuer or to a Wholly-owned Subsidiary of such Issuer, or (ii) issue or have outstanding any shares of its Preferred Stock, or any warrants, options, conversion rights or other rights to subscribe for, purchase or acquire its Preferred Stock, other than shares of Preferred Stock owned by such Issuer or a Wholly-owned Subsidiary of such Issuer.

                 Section 10.8 Transactions with Affiliates. Neither Issuer will, or will permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property or the rendering of any service), with any Affiliate of such Issuer or such Subsidiary unless such transaction is not prohibited by any other provision of this Agreement, is in the ordinary course of such Issuer's or such Subsidiary's business and is on fair and reasonable terms that are not less favorable to such Issuer or such Subsidiary, as the case may be, than the Management Agreements and those that would be obtainable at the time in an arms' length transaction with a Person who is not such an Affiliate, as determined in each case by the Board of Directors (or similar body) of each party to such transaction.

                 Section 10.9 Termination of Plans. Neither Issuer will, or will permit any of its Subsidiaries or ERISA Affiliates to, permit any Plan maintained by such Issuer or such Subsidiary or ERISA Affiliate to be terminated in a manner which could result in the imposition of a Lien on any Property of such Issuer or any Subsidiary of such Issuer pursuant to Section 4068 of ERISA.

                 Section 10.10 Capital Expenditures. (a) LRGP will not, nor will it permit any of its Subsidiaries to, make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by LRGP and its Subsidiaries would exceed $3,000,000 during any fiscal year of LRGP.

                 (b) SCGC will not, nor will it permit any of its Subsidiaries to, make or incur any Capital Expenditure if, after giving effect thereto:

                          (i) prior to the date of completion of construction of the facilities at SCGC's Calcasieu Parish casino (the "Casino Completion Date"), (A) the aggregate amount of Capital Expenditures made by SCGC and its Subsidiaries after the date hereof with respect to any of the purposes, projects or phases of projects listed on
         Schedule 10.10 would exceed the amount set forth opposite the name of such project or phase of project, or (B) the aggregate amount of all Capital Expenditures made after the date hereof and prior to the Casino Completion Date would exceed $40,000,000; and

                          (ii) from and after the Casino Completion Date, the aggregate amount of Capital Expenditures made by SCGC and its Subsidiaries during any fiscal year of SCGC to exceed $2,000,000.

                 Section 10.11 Operating Leases. (a) LRGP will not, nor will it permit any of its Subsidiaries to, enter into (as lessee) any lease of real or personal Property (other than Capitalized Leases) if, after giving effect thereto, the aggregate Operating Lease Expense of LRGP and its Subsidiaries during any fiscal year of LRGP under all such leases would be greater than $500,000.

                 (b) SCGC will not, nor will it permit any of its Subsidiaries to, enter into (as lessee) any lease of real or personal Property (other than Capitalized Leases) if, after giving effect thereto, the aggregate Operating Lease Expense of SCGC and its Subsidiaries during any fiscal year of SCGC under all such leases would be greater than $1,300,000.

                 Section 10.12 Certain Contracts. Neither Issuer will, or will permit any of their Subsidiaries to, enter into or be a party to:

                 (a) any contract providing for the making of loans, advances or capital contributions to any Person other than the other Issuer or a Wholly-owned Subsidiary of an Issuer (except as permitted by Section 10.7), or for the purchase of any Property from any Person, in each case primarily in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, or

                 (b) any contract for the purchase of materials, supplies or other Property or services if such contract (or any related document) requires that payment for such materials, supplies or other Property or services shall be made regardless of whether or not delivery of such materials, supplies or other Property or services is ever made or tendered, or

                 (c) any contract to rent or lease (as lessee) any real or personal Property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor (provided, that this clause (c) shall not be construed to prevent any Issuer or any of their Subsidiaries from being a party to or complying with any provision of any lease to which any of them is a party on the date hereof), or

                 (d) any contract for the sale or use of materials, supplies or other Property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other Property, or the use thereof, or payment for such services, shall be subordinated to any Debt (of the purchaser or user of such materials, supplies or other Property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or

                 (e) except as permitted by Section 10.1, any Guarantee or other contract which, in economic effect, is substantially equivalent to a Guarantee.

                 Section 10.13 Limitation on Dividend Restrictions Affecting Subsidiaries. Except pursuant to this Agreement, neither Issuer will permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms restricts the ability of any such Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Capital Stock,
(b) pay any Debt owed to an Issuer or any other Subsidiary of an Issuer, (c) make any loans or advances to an Issuer or any other Subsidiary of an Issuer or
(d) transfer any of its Property or assets to an Issuer or any other Subsidiary of an Issuer.

                 Section 10.14 Limitation on Negative Pledge Clauses. Neither Issuer will, or will permit any of its Subsidiaries to, enter into with any Person any agreement, other than (a) this Agreement, (b) the Related Documents,
(c) so long as the Hibernia Intercreditor Agreement remains in full force and effect, the Hibernia LRGP Pavilion Mortgage and the Hibernia Security Agreement (in which cases, such prohibition or limitation is effective only against the Property which is subject to such instrument), (d) prior to the Closing Date, the Caterpillar Ship Mortgage, and (e) any industrial revenue bonds, purchase money mortgages or Capital Leases permitted by this Agreement (in which cases, any prohibition or limitation shall be effective only against the assets financed thereby), which prohibits or limits the ability of such Issuer or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property, assets or revenues, whether now owned or hereafter acquired.

                 Section 10.15 No Amendment of Charter, By-Laws, Etc.. Neither Issuer will, without the prior written consent of the

Purchaser, permit any amendment to or modification of its charter documents or by-laws or partnership agreement, as the case may be, or the charter documents or by-laws or partnership agreement, as the case may be, of any of its Subsidiaries, in any manner that would materially impair any right of the Purchaser under this Agreement, the Notes or the Related Documents or that could reasonably be expected to have a Material Adverse Effect.

                 Section 10.16 Acquisition of Margin Securities. Neither Issuer will, or will permit any of its Subsidiaries to, own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Board of Governors of the United States Federal Reserve System as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, the Purchaser shall have received an opinion of counsel satisfactory to the Purchaser to the effect that such purchase or acquisition will not cause this Agreement or the Notes to be in violation of Regulation G or any other regulation of such Board then in effect.

                 Section 10.17 Amendments to Agreements and Instruments. Neither Issuer shall amend, modify or supplement (a) any Subordinated Debt, (b) any Management Agreement, (c) the Hibernia LRGP Pavilion Credit Agreement, the Hibernia LRGP Pavilion Mortgage or any agreements made or documents delivered pursuant thereto, (d) Caterpillar Ship Mortgage, the Caterpillar Loan Agreement and Note of even date therewith referred to therein, (e) the Hibernia Equipment Loan Agreement or the Hibernia Equipment Security Agreement (other than the amendments thereto approved by the Purchaser pursuant to Section 5.12(b)), (f) the Hibernia Line of Credit Agreement (other than the amendments thereto approved by the Purchaser pursuant to Section 5.12(b)), (g) the Lease Agreement, dated May 20, 1994, by and between SCGC and IGT-North America, (h) the Calcasieu Development Agreements, or (i) application, notice or filing with the Gaming Enforcement Division of the Louisiana State Police or the Louisiana Riverboat Gaming Commission or any provision of any thereof, without in each case the specific prior written consent of the Purchaser.

                 Section 10.18 Increases in Plan Compensation. Neither Issuer will, or will it permit any of its Subsidiaries or ERISA Affiliates to, assume or incur any liability under any Plan or Multiemployer Plan, or maintain or contribute to any Plan or Multiemployer Plan, other than those Plans disclosed in Schedule 4.17 hereto.

                 Section 10.19  Financial Covenants of LRGP.

                 (a) Minimum Cash Flow. LRGP shall not permit its Consolidated Cash Flow for any month (with respect to the first three periods listed below) or fiscal quarter of LRGP (with respect to other periods) ended on any day set forth below to be less than the amount set forth opposite such period below:

                       Period Ended                                   Amount
                       ------------                                   ------
                          7/31/95                                    4,250,000
                          8/31/95                                    4,250,000
                          9/30/95                                    3,500,000
                          10/31/95                                  11,000,000
                          1/31/96                                    9,500,000
                          4/30/96                                    8,750,000
                          7/31/96                                   10,500,000
                          10/31/96                                  11,000,000
                          1/31/97                                    9,500,000
                          4/30/97                                    8,750,000

                 (b) Fixed Charge Ratio. LRGP shall not permit its Fixed Charge Ratio, measured as of each date set forth below for the month (with respect to the first three dates listed below) or fiscal quarter of LRGP (with respect to the other dates listed below) ended on such date, to be less than the corresponding amount set forth opposite such date:

                       Measuring Date                                Ratio
                       --------------                                -----
                          7/31/95                                     3.60
                          8/31/95                                     3.60
                          9/30/95                                     2.90
                          10/31/95                                    3.10
                          1/31/96                                     2.60
                          4/30/96                                     1.00
                          7/31/96                                     1.20
                          10/31/96                                    3.10
                          1/31/97                                     2.60
                          4/30/97                                     2.40


                 (c) Leverage Ratio. LRGP shall not permit its Leverage Ratio, measured as of each date set forth below for, with respect to the first through sixth such dates listed below, the period commencing on July 1, 1995 and ending on such date, and, with respect to each other date, for the period of four consecutive fiscal quarters of LRGP ended on such date, to be greater than the ratio set forth opposite such date below:

                       Measuring Date                                   Ratio
                       --------------                                   -----
                          7/31/95                                     19.80 to 1
                          8/31/95                                     9.90 to 1
                          9/30/95                                     7.00 to 1
                          10/31/95                                    5.50 to 1
                          1/31/96                                     3.40 to 1
                          4/30/96                                     2.50 to 1
                          7/31/96                                     2.20 to 1
                          10/31/96                                    2.20 to 1
                          1/31/97                                     2.20 to 1
                          4/30/97                                     2.20 to 1

                 (d) Minimum Net Worth. LRGP shall not permit its Consolidated Net Worth as of the end of any calendar month to be less than the sum of (i) $35,000,000 and (ii) 100% of the excess of the amount of the Consolidated Net Income (Loss) of LRGP for each calendar month ended after June 30, 1995 with respect to which LRGP's Consolidated Net Income (Loss) was greater than zero over the amount of Restricted Payments actually made by LRGP in accordance with Section 10.6(a)(iii).

                 Section 10.20  Financial Covenants of SCGC.

                 (a) Minimum Cash Flow. SCGC shall not permit its Consolidated Cash Flow for any month (with respect to the first two periods listed below) or fiscal quarter of SCGC (with respect to other periods) ended on any day set forth below to be less than the amount set forth opposite such period below:

                        Period Ended                                  Amount
                        ------------                                  ------
                          8/31/95                                    2,000,000
                          9/30/95                                    2,350,000
                          10/31/95                                   6,750,000
                          1/31/96                                    6,200,000
                          4/30/96                                    6,000,000
                          7/31/96                                    6,850,000
                          10/31/96                                   6,750,000
                          1/31/97                                    6,200,000
                          4/30/97                                    6,000,000

                 (b) Fixed Charge Ratio. SCGC shall not permit its Fixed Charge Ratio, measured as of each date set forth below for the month (with respect to the first two dates listed below) or fiscal quarter of SCGC (with respect to the other dates listed below) ended on such date, to be less than the corresponding amount set forth opposite such date:

                       Measuring Date                                 Ratio
                       --------------                                 -----
                          8/31/95                                      2.50
                          9/30/95                                      2.90
                          10/31/95                                     2.80
                          1/31/96                                      2.60
                          4/30/96                                      1.20
                          7/31/96                                      1.35
                          10/31/96                                     2.80
                          1/31/97                                      2.60
                          4/30/97                                      2.50

                 (c) Leverage Ratio. SCGC shall not permit its Leverage Ratio, measured as of each date set forth below for, with respect to the first through fifth such dates listed below, the period commencing on July 1, 1995 and ending on such date, and, with respect to each other date, for the period of four consecutive fiscal quarters of SCGC ended on such date, to be greater than the ratio set forth opposite such date below:

                       Measuring Date                                 Ratio
                       --------------                                 -----
                          8/31/95                                   28.00 to 1
                          9/30/95                                   12.90 to 1
                          10/31/95                                  8.30 to 1
                          1/31/96                                   4.40 to 1
                          4/30/96                                   3.00 to 1
                          7/31/96                                   2.20 to 1
                          10/31/96                                  2.20 to 1
                          1/31/97                                   2.20 to 1
                          4/30/97                                   2.20 to 1

                 (d) Minimum Net Worth. SCGC shall not permit its Consolidated Net Worth as of the end of any calendar month to be less than the sum of (i) $(5,500,000) and (ii) 100% of the amount of the Consolidated Net Income (Loss) of SCGC for each calendar month ended after June 30, 1995 with respect to which SCGC's Consolidated Net Income (Loss) was greater than zero.

                        ARTICLE 11.  EVENTS OF DEFAULT.

                 Section 11.1 Events of Default; Remedies. If any of the following events (herein called "Events of Default") shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise):

                 (a) the Issuers shall default in the due and punctual payment or prepayment of (i) any interest on any Note within five days after such interest shall become due and payable, or (ii) all or any part of the principal of any Note when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise,

                 (b) the Issuers shall default in the performance or observance of any of the covenants, agreements or conditions contained in Sections 10.1 through 10.20, inclusive, of this Agreement or in the letter agreement referred to in Section 5.19;

                 (c) the Issuers shall default in the performance or observance of any of the covenants, agreements or conditions contained in this Agreement or the Related Documents (other than those referred to in any subsection of this Section 11.1 other than this subsection
         (d)), and such default shall continue unremedied for a period of 30 days;

                 (d) (i) either Issuer or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of Debt of such Person that is outstanding in a principal amount of at least $500,000 in the aggregate (but excluding Debt outstanding under the Notes and this Agreement) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to permit the acceleration of the maturity of such Debt (whether or not such acceleration occurs); or (iii) any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

                 (e) Either Issuer or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code, (vii) admit in writing its inability to pay its debts generally as such debts become due,
         (viii) take any action under the laws of its jurisdiction of organization analogous to any of the foregoing, or (ix) take any requisite action for the purpose of effecting any of the foregoing;

                 (f) a proceeding or case shall be commenced, without the application or consent of an Issuer or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up of such Issuer or any of such Subsidiaries or composition or readjustment of the Debt of any of them, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Issuer or any of its Subsidiaries or of all or any substantial part of the assets of any of them, or (iii) similar relief in respect of such Issuer or any of its Subsidiaries under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under such Bankruptcy Code, against such Issuer or any of its Subsidiaries; or action under the laws of the jurisdiction of organization of any of such Issuer or any of its Subsidiaries analogous to any of the foregoing shall be taken with respect to any of such Issuer or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect, for a period of 60 days;

                 (g) final judgment for the payment of money shall be rendered by a court of competent jurisdiction against either Issuer or any of its Subsidiaries, and such Issuer or such Subsidiary, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 30 days from the date of entry thereof and within said period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments shall exceed in the aggregate $500,000 (excluding all or any portion of such judgment or judgments covered by insurance maintained with one or more financially sound insurers that are obligated to pay such portion, provided that such Issuer shall have certified to the Purchaser not later than five Business Days after the date the related judgment is rendered that (i) such Issuer has filed, or expects to file promptly, a claim or claims with such insurer or insurers and has no reason to believe that such insurer or insurers will not pay the claims in respect thereof in full);

                 (h) any representation, warranty or statement made by or on behalf of the Issuers in this Agreement, any Note or any Related Document, or in any Note Purchase Request, financial statement, certificate or other instrument or document now or hereafter delivered pursuant to or in connection with any provision of this Agreement or the Related Documents, shall prove to be false or incorrect or breached in any material respect on the date as of which made;

                 (i) any provision of any of this Agreement, the Notes or the Related Documents shall, for any reason, not be or shall cease to be in full force and effect, or not be, or be asserted in writing by the Issuers or any of their respective Subsidiaries not to be, valid, binding and enforceable against any Person purported to be bound by it, if the failure of such provision to be in full force in effect or to be valid, binding and enforceable would reasonably be expected to have a Material Adverse Effect;

                 (j) any of the Security Documents shall not give or shall cease to give the Purchaser the Liens and the rights, powers and privileges purported to be created thereby, including, without limitation, a valid, enforceable and perfected first priority security interest in, and Lien on, all of the Collateral subject thereto in favor of the Purchaser, superior and prior to the rights of all third Persons (except such Liens may be second priority after the Lien in favor of Caterpillar with respect to the Collateral covered by the LRGP Ship Mortgage, and the Lien in favor of

         Hibernia with respect to the Collateral covered by the Hibernia LRGP Pavilion Mortgage and the Hibernia Equipment Security Agreement;

                 (k) failure to make a Change of Control Offer when required to do so by the terms hereof or failure to make payments pursuant to a Change of Control Offer;

                 (l) any Subsidiary Guarantee shall cease, for any reason, to be in full force and effect or any Subsidiary Guarantor shall so assert;

                 (m) any Vessel as defined in any Ship Mortgage shall, for any reason, be in jeopardy of not maintaining its documentation as a United States flag vessel;

                 (n) the failure to possess any license, permit, franchise, authorization, patent, copyright, trademark and trade name or right thereto designated as material in Schedule 4.20 hereto by the date indicated in such Schedule;

                 (o) notification from the Louisiana State Police, Riverboat Gaming Enforcement Division that it intends to rescind, disapprove or revoke its approval of one or more transactions contemplated by this Agreement, the Notes or the Related Documents;

                 (p) grounds exist under the Louisiana Riverboat Economic Development and Gaming Control Act, La.R.S. 4:501 et. seq., or regulations promulgated thereunder, for the suspension, revocation or loss of possession of the riverboat gaming license held by either Issuer;



                 (q) (i) any "Event of Default" as defined in the Hibernia LRGP Pavilion Loan Agreement shall have occurred and not have been cured, (ii) any "Event of Default" as defined in the Hibernia Equipment Loan Agreement shall have occurred and not have been cured,
         (iii) so long as any Debt is outstanding under the Caterpillar Loan Agreement, any "Event of Default" as defined in the Caterpillar Loan Agreement shall have occurred and not have been cured, or (iv) any event of default shall have occurred and not have been cured under any Subordinated Debt, in each case whether or not waived;

then (i) upon the occurrence of any event described in subsection (f) or (g) with respect to either Issuer, the unpaid principal amount of all Notes, together with the interest accrued thereon, shall automatically become immediately due and payable, and all obligations of the Purchaser to purchase any Notes hereunder shall terminate, all without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived, or (ii) upon the occurrence of any other Event of Default, the Majority Noteholders may, by written notice to the Issuers, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, immediately due and payable, together with the interest accrued thereon, and all obligations of the Purchaser to purchase any Notes hereunder shall terminate, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived.

                 Section 11.2 Suits for Enforcement; Remedies Against Collateral. If any Event of Default shall have occurred and be continuing, the Purchaser may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, and the Purchaser may proceed to enforce the payment of all sums due upon such Note, and such further amounts as shall be sufficient to cover the costs and expenses of collection (including, without limitation, reasonable counsel fees and disbursements), or to enforce any other legal or equitable right of the Purchaser. In addition, to the extent and in the manner provided in the Security Documents, the Agent and the Purchaser shall have all of the rights and remedies of a secured creditor under the applicable provisions of the Uniform Commercial Code, and all other rights and remedies provided for in the Related Documents or at law or in equity or otherwise.

                 Section 11.3 Remedies Cumulative. No remedy conferred herein or in the Related Documents upon the Purchaser is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

                 Section 11.4 Remedies Not Waived. No course of dealing between the Issuers and Purchaser, and no delay or failure in exercising any rights hereunder or under the Notes or the Related Documents in respect thereof, shall operate as a waiver of any of the rights of the Purchaser.

                ARTICLE 12.  CERTAIN MATTERS RELATING TO NOTES.

                 Section 12.1 Registration, Exchange, and Transfer of Notes. The Issuers will keep at LRGP's principal executive office a register, in which, subject to such reasonable regulations as it may prescribe, but at their expense (other than transfer taxes, if any), the Issuers will provide for the registration and transfer of Notes. Whenever any Note or Notes shall be surrendered either at the principal executive office of LRGP, or at the place of payment named in the Note, for transfer or exchange, accompanied (if so required by the Issuers) by a written instrument of transfer in form reasonably satisfactory to the Issuers duly executed by the holder thereof or by such holder's attorney duly authorized in writing, the Issuers will execute and deliver in exchange therefor a new Note or Notes in such denominations as may be requested by such holder, of like tenor and in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the exchange. The Issuers and any of their respective agents may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of, prepayment charge (if any) and interest and other amounts on such Note and for all other purposes whatsoever, whether or not such Note be overdue.

                 Section 12.2 Lost, Stolen, Damaged and Destroyed Notes. At the request of any holder of any Note, the Issuers will issue and deliver at their expense, in replacement of any Note or Notes lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, a new Note or Notes in the same aggregate unpaid principal amount, and otherwise of the same tenor, as the Note or Notes so lost, stolen, damaged or destroyed, duly executed by the Issuers. The Issuers may condition the replacement of a Note or Notes reported by the holder thereof as lost, stolen, damaged or destroyed, upon the receipt from such holder of an indemnity or security reasonably satisfactory to the Issuers; provided that if such holder shall be the Purchaser or a commercial or investment banking firm or other institutional lender or institutional investor, or its nominee, such Person's unsecured agreement of indemnity shall be sufficient for purposes of this Section.

                            ARTICLE 13.  THE AGENT.

                 Section 13.1 Appointment, Powers and Immunities. The Purchaser and each other holder of Notes by its acceptance of any Note appoints and authorizes the Agent to act as its agent under the Related Documents with such powers as are specifically delegated to the Agent by the terms hereof and by the Related Documents, together with such other powers as are reasonably incidental hereto or thereto. The Agent: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement or the Related Documents; (b) shall not be responsible to the holders of Notes for any recitals, statements, representations or warranties contained in this Agreement or the Security Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the Related Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Related Documents, or any document referred to or provided for herein or therein or for any failure by either Issuer or their respective Subsidiaries to perform any of their obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings; (d) shall not be responsible for determining or maintaining (except as set forth below) the validity, perfection, re-perfection or priority of any lien, security interest, or encumbrance purportedly created or perfected by any Security Document except in reliance upon certificates, legal opinions or forms of documents provided to the Agent in accordance with the terms of this Agreement or the Related Documents, (e) shall not be responsible for monitoring the condition or state of any collateral described in any Security Document except in reliance upon certificates, legal opinions or forms of documents provided to the Agent in accordance with the terms of this Agreement or the Related Documents, (f) shall not be responsible for monitoring compliance of either Issuer or their respective Subsidiaries with any representations, warranties, or covenants contained in any Security Document except in reliance upon certificates, legal opinions or forms of documents provided to the Agent in accordance with the terms of this Agreement or the Related Documents, (g) shall not be responsible for determining whether any Related Document delivered after the Closing Date, or any opinion, certificate, or financing statement delivered in connection with any such Related Document, conforms to the expectations of the Purchaser or any other holder of Notes, except in reliance upon forms of such opinion, certificate or financing statement delivered to the Agent (h) shall not be responsible for determining the adequacy of any insurance, or the financial condition of any insurer, to be furnished by any party (except as set forth below) or (i) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent will promptly cooperate in signing any and all filings or continuation statements prepared by either Issuer or the Purchaser in order to perfect or maintain perfection of the security interest created pursuant to this Agreement. The Agent shall be required, without being so instructed by the Purchaser or any other holder of Notes, to possess and maintain possession of the Pledged Stock. The Agent may employ agents and attorneys-in-fact selected by it with reasonable care. The Agent in its individual capacity may be or become the holder of any Note and may be a holder of the Notes for all purposes of this Agreement and may otherwise deal with the Issuers or any of their respective Subsidiaries with the same rights it would have if it were not the Agent.

                 Section 13.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may conclusively rely upon any certificate or directive of the Purchaser or the Majority Noteholders as to the occurrence of any fact or existence of any condition (including, but not limited to the occurrence of an Event of Default) and shall not be obligated to inquire further. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in the absence of gross negligence or willful misconduct, hereunder in accordance with written instructions issued pursuant to the voting provisions in Section 13.6, and such instructions and any action taken or failure to act pursuant thereto shall be binding on the Purchaser.

                 Section 13.3 Indemnification. If the Agent has been requested to take action under this Agreement or any of the Security Documents, the Agent shall not be under any obligation to exercise any of the rights or powers vested in the Agent hereunder or thereunder unless the Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Agent.

                 Section 13.4 Non-Reliance on Agent. The Agent shall not be required to keep itself informed as to the performance or observance by the Issuers or any of their respective Subsidiaries of this Agreement or any Related Document or any other document referred to or provided for herein or therein or to inspect the properties or books of either Issuer or any of their respective Subsidiaries. The Agent shall not have any duty or responsibility to provide the Purchaser or any holder of Notes with any credit or other information concerning the affairs, financial condition or business of either Issuer or any of their respective Subsidiaries (or any of their respective Affiliates) that may come into the possession of the Agent or any of its Affiliates; provided, however, that the Agent shall provide the Purchaser and each holder of Notes with all notices, reports and other documents and information expressly required to be furnished to the Purchaser by the Agent under the Security Documents, and the Agent shall provide the Purchaser and each holder of Notes with copies of any notices or other communications it shall receive from the Issuer or any of their respective Subsidiaries and other holders of Notes unless the Agent has reason to believe that such notice or other communication has been furnished directly to the Purchaser or such holder of Notes.

                 Section 13.5 Failure to Act. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive indemnification by the Purchaser and other holders of Notes as provided herein against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                 Section 13.6 Voting. The Agent shall not be required to take any action hereunder or under the Security Documents unless it receives written instructions from the Majority Noteholders; provided that the Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or applicable law. Any notice to the Agent to take action under the Related Documents shall be sent to the Agent as provided therein.

                 Section 13.7 Successor Agent. Any corporation or association into which the Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its business and assets as a whole or substantially as a whole, or any corporation or association resulting from such conversion, merger, consolidation, sale or transfer to which it is a party, ipso facto, shall be and become successor Agent hereunder and vested with all of the title to the security and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such corporation or association meets the requirements set forth in Section 13.10.

                 Section 13.8 Resignation by the Agent. The Agent and any successor Agent may at any time resign from the agency hereby created by giving written notice by first class mail, postage prepaid, return receipt requested, to the Issuers and their respective Subsidiaries, the Purchaser and the other holders of Notes, but such resignation shall take effect only upon the appointment of a successor Agent; provided, however, that if a successor Agent shall not have been appointed within thirty (30) days from the date of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

                 Section 13.9 Removal of the Agent. The Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Agent and to the other parties hereto and signed by the Majority Noteholders.

                 Section 13.10 Appointment of Successor Agent by Majority Noteholders. If the Agent shall resign, be removed, be dissolved, be in the course of dissolution or liquidation, or shall otherwise become incapable of acting hereunder or in case it shall be taken under the control of any public officer or officers or a receiver appointed by a court, a successor may be appointed by Majority Noteholders by an instrument or concurrent instruments in writing signed by holders of Notes constituting the Majority Noteholders or by their duly authorized attorneys-in-fact. Every such Agent appointed pursuant to the provisions of this Section 13.10 shall be (a) a trust company or bank (having trust powers) or other financial institution in good standing and authorized by law to perform all duties imposed on it by this Agreement, shall be organized under the laws of the United States of America or any state thereof and shall have an unimpaired capital and surplus of not less than $250,000,000, or (b) a Person that holds at least a majority in principal amount of the then outstanding Notes. The Issuers agree, at their expense, to deliver and execute, and to cause their respective Subsidiaries to deliver and execute) to any such successor Agent any financing statements, assignments, mortgages, amendments, consents or other instruments or documents as such Agent may reasonably request to reflect its status as successor Agent hereunder.

                 Section 13.11 Concerning Any Successor Agent. Every successor Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Purchaser, the other holders of Notes, the Issuers and their respective Subsidiaries an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Purchaser, or of its successor Agent, execute and deliver an instrument transferring to such successor Agent all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Agent shall deliver all securities and moneys held by it as Agent hereunder to its successor. The resignation of any Agent and the instrument or instruments removing any Agent and appointing a successor hereunder, together with all other instruments provided for in this Section, shall be filed or recorded, or both, by the successor Agent in each recording office where the financing statement filed or recorded pursuant to this Agreement shall have been filed or recorded, or both.

                 Section 13.12 Information Provided to Agent. The Issuers agree that they shall deliver to the Agent from time to time as the Agent may reasonably request, a list setting forth (a) the aggregate principal amount outstanding under the Notes and (b) to the extent known to the Issuers, the names and addresses of the holders of the Notes outstanding and the unpaid principal amount thereof owing to such holders. The Issuers agree to furnish promptly to the Agent and Nomura Holding America Inc. any changes or additions to such list. Until the Agent receives such changes or additions, the Agent shall be fully protected in relying upon such list.

                 Section 13.13 Fees and Expenses. Beginning on the Closing Date and on December 31, March 31, June 30 and September 30 of each year thereafter until the Notes have been paid in full, the Issuers will pay to the Agent any reasonable and customary fees such Agent may charge in connection with its agreeing to serve as Agent under the Security Documents and shall reimburse the Agent for the reasonable fees and expenses of its counsel.

                 Section 13.14 Controlling Instrument. In the event of any conflict between any Related Document and this Agreement, the provisions of this Agreement, including but not limited to the provisions of this Article 13, shall control.

                          ARTICLE 14.  MISCELLANEOUS.

                 Section 14.1 Amendment and Waiver. No amendment or waiver of any provision of this Agreement, the Notes or any Related Document, or any consent to any departure by the Issuers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Holders, except that, without the specific prior written consent of the holders of all of the Notes at the time outstanding, no such amendment, waiver or consent shall (i) reduce the principal of, or the rate of interest on, any of the Notes, (ii) extend the time for payment of all or any portion of the principal of or interest on any of the Notes, (iii) reduce the percentage of Notes required with respect to any such amendment or to effectuate any such waiver, (iv) except as otherwise required pursuant to Section 10.4, release any of the Liens created by the Security Documents, (v) change the currency of payment for payment on the Notes or (vi) modify any provision of this Section. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither any failure nor any delay on the part of the Purchaser or Agent in exercising any right, power or privilege hereunder or under the Notes or any of the Related Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein or in the Notes or any Related Document, no notice to or demand on the Issuers in any case shall entitle the Issuers to any other or further notice or demand in the same, similar or other circumstances.

                 Section 14.2 Expenses. The Issuers agree, whether or not the transactions hereby contemplated shall be consummated, to promptly pay and save the Purchaser harmless against any and all liability for the payment of all reasonable out-of-pocket expenses arising in connection with the preparation, negotiation, execution and delivery of this Agreement, the Notes, the Related Documents and the other instruments and documents hereby and thereby contemplated and the closing of the transactions contemplated hereby, all such expenses incurred with respect to the enforcement of any provision of any such agreement or instrument, all expenses incurred in connection with the reproduction of such agreements and instruments and all stamp and other similar taxes (together in each case with interest and penalties, if any) which may be payable in respect of the execution and delivery of such agreement or instruments, all fees, taxes and other charges incurred in connection with the filing or recording of any Security Documents and in connection with any Lien, tax and judgment searches, including appraisal, survey and other title costs, the fees and disbursements of Simpson Thacher & Bartlett, Stone, Pigman, Walther, Wittmann & Hutchinson, and of any special or local counsel in connection with the preparation of such agreements and instruments and the transactions hereby and thereby contemplated, all fees and disbursements required to be paid in connection with the preparation and delivery of the environmental site assessment report required by Section 5.17 hereof, and the fees and disbursements of the Accountants. The Issuers also agree to pay all expenses incurred by the Purchaser and any holder of Notes (including reasonable counsel fees and disbursements) in connection with any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Agreement, the Notes or any of the Related Documents, whether or not the same shall become effective, and all expenses incurred by the Purchaser and any holder of Notes (including counsel fees and disbursements) following the occurrence and during the continuance of any Default or Event of Default or incident to the negotiation of any workout, restructuring or similar arrangement relating to the Issuers or its Subsidiaries. The obligations of the Issuers under this Section 14.2 shall survive the payment or prepayment in full or transfer of any Note, the termination of the Purchaser's obligations to purchase Notes, the enforcement of any provision hereof or thereof, any such amendments, waivers or consents, any such Default or Event of Default, and any such workout, restructuring or similar arrangement.

                 Section 14.3 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith, shall (i) survive the execution and delivery of this Agreement and the delivery of the Notes to the Purchaser and shall continue in effect as long as any of the Notes is outstanding or the Termination Date shall not have occurred and thereafter as provided in Sections 14.2 and 14.6 (provided that such representations and warranties need be true only as of the respective dates such representations and warranties are made or are deemed made pursuant to this Agreement or any Note Purchase Request or Related Document), and (ii) be deemed to be material and to have been relied upon by the Purchaser, regardless of any investigation made by the Purchaser or on its behalf.

                 Section 14.4 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Issuers and the Purchaser and their respective successors and assigns; provided, however, that the Issuers shall not have the right to assign its rights hereunder or any interest herein or to delegate any of its duties hereunder without the prior written consent of the Purchaser.

                 (b) The Purchaser represents that (i) it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (ii) it is purchasing the Notes for its own account for investment and not with a view to a public distribution thereof (within the meaning of the Securities Act and rules and regulations promulgated thereunder). Each Note shall bear a restrictive legend in substantially the following form:

                 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

                 (c) Subject to compliance with applicable federal and state securities and "blue sky" laws and regulations, the Purchaser may at any time sell or assign to (i) any of its Affiliates or (ii) one or more commercial banking, investment banking or other financial institutions (including any such Affiliate, each an "Assignee") all or any part of its interests in the Notes and in the obligations of the Issuers and the obligations of the Purchaser under this Agreement, the Notes and the Related Documents, and each such Assignee shall assume the rights and obligations of the Purchaser hereunder and thereunder, to the extent of such assignment, pursuant to an instrument in writing executed by such Assignee and the Purchaser; provided, that, so long as no Default or Event of Default has occurred, without the prior written consent of the Issuers, the Purchaser will not sell or assign any Notes or any interest therein to any Person which at the time is engaged in a business which materially and substantially competes with the business of either Issuer. Upon execution and delivery of such an instrument, such Assignee shall be a party to this Agreement and shall have the rights and obligations of the Purchaser (including, without limitation, its rights under this Section 14.4(c)), to the extent of such assignment, and the Purchaser shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this paragraph (c), the Purchaser and the Issuers shall make appropriate arrangements so that, if required, new Notes shall be issued to the Purchaser and the Assignee. The Purchaser shall give the Issuers prior written notice of the date that any such assignment shall become effective, which date shall be not less than ten days after the date such notice given.

                 Section 14.5 Notices. All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier, or (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service, and shall be addressed:

                      (i)  in the case of LRGP, to:

                           Louisiana Riverboat Gaming Partnership
                           711 Isle of Capri Boulevard
                           Bossier City, Louisiana  71111
                           Attention:  Dan Weindruch
                           Telecopy No.:  (504) 425-5450;

                           with a copy to:

                           Casino America, Inc.

                           700 Washington Loop Boulevard
                           Biloxi, Mississippi  39530
                           Attention:    Julie K. Watt
                           Telecopy No.: (601) 435-5998

                           Casino America, Inc.
                           2200 Corporate Boulevard, Northwest
                           Suite 310
                           Boca Raton, Florida  33431
                           Attention:  Allan Solomon
                           Telecopy No.: (407) 995-6665

                                          and

                           The Edward J. DeBartolo Corporation
                           7620 Market Street
                           Youngstown, Ohio  44513-3287
                           Attention:     Gerald Wiemann
                           Telecopy No.:  (216) 758-3598

                     (ii)  in the case of SCGC, to:

                           St. Charles Gaming Company, Inc.
                           2131 Oak Park Boulevard
                           Lake Charles, Louisiana 70601
                           Attention:  Greg Raynor
                           Telecopy No.:  (318) 450-0720; and

                           with a copy to:

                           Crown Casino Corporation
                           2415 West Northwest Highway, Suite 103
                           Dallas, Texas  75220
                           Attention:    Mark D. Slusser
                           Telecopy No.: (214) 357-1974

                    (iii)  in the case of the Purchaser, to:

                           Nomura Securities International, Inc.
                           2 World Financial Center, Building B
                           New York, NY  10281-1198
                           Attention: Howard Gellis
                           Telecopy No.: (212) 667-1029

                           with a copy to:

                           Charles K. Whitehead, Esq.
                           Nomura Securities International, Inc.
                           2 World Financial Center, Bldg. B
                           New York, NY 10281-1198
                           Telecopy No.:  (212) 667-1024

                     (iv) in the case of any other holder of Notes, to such holder at such address specified in the instrument pursuant to which such holder took its assignment of Notes pursuant to Section 14.4(c),

                      (v)  in the case of the Agent, to:

                           First National Bank of Commerce
                           Corporate Trust Department
                           210 Baronne Street
                           New Orleans, Louisiana 70112
                           Attention:  Denis Milliner
                           Telecopy No.:  (504) 561-1432

or at such other address and/or telecopy number and/or to the attention of such other Person as either of such Persons shall have advised the other by notice in the manner herein specified.

                 Section 14.6 Indemnification. In consideration of the execution and delivery of this Agreement by the Purchaser, the Issuers hereby agree to defend, indemnify, exonerate and hold harmless the Purchaser and each of its officers, directors, stockholders, affiliates, trustees, employees and agents, and each other Person, if any, controlling the Purchaser or any of its Affiliates (herein collectively called the "Indemnitees") from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable counsel fees and disbursements incurred in the investigation and defense of claims and actions (herein collectively called the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of or relating to:

                 (i) this Agreement, the Notes, the Related Documents, the purchase of the Notes or the other transactions contemplated hereby or thereby, or any action or failure to act by the Issuers with respect thereto (including statements or omissions made, or information provided, by the Issuers or their respective officers, employees or agents), or

                 (ii) any Environmental Matter, any Environmental Law or the actual or alleged existence or release of any Hazardous Material,

except for any such Indemnified Liabilities that are finally judicially determined to have resulted from the Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Issuers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Issuers under this Section 14.6 shall be in addition to any liability that the Issuers may otherwise have and shall survive the payment or prepayment in full or transfer of any Note, the termination of the Purchaser's obligations to purchase any Notes and the enforcement of any provision hereof or thereof. Nothing in this Section 14.6 shall limit, negate or release, or in any way obligate the Issuers to indemnify the Purchaser for any breach of, any of the Purchaser's obligations under this Agreement or any of the Related Documents.

                 Section 14.7 Public Announcements. Except as required by applicable law (including applicable rules and regulations of the SEC), the Issuers agree that they will not issue any press release or make any other public announcement, statement or filing with regard to this Agreement, the Notes or the other Related Documents or the transactions contemplated hereby or thereby without the prior approval of the Purchaser, which approval shall not be unreasonably withheld.

                 Section 14.8 No Fiduciary Relationship. The relationship between the Purchaser and the Issuers is solely that of debtor and creditor, and the Purchaser shall not be deemed to have any fiduciary or other special relationship with the Issuers or any of their respective Subsidiaries. No provision of this Agreement, the Notes or any of the Related Documents shall be construed to create a fiduciary duty on the part of the Purchaser in favor of the Issuers, any of their respective Subsidiaries or Affiliates, or their respective directors, officers, employees, agents, stockholders or creditors.

                 Section 14.9 Integration and Severability. This Agreement embodies the entire agreement and understanding between the Purchaser and the Issuers, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby for such date, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

                 Section 14.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

                 SECTION 14.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

                 SECTION 14.12 SUBMISSION TO JURISDICTION: WAIVER OF SERVICE AND VENUE. (a) THE ISSUERS CONSENT AND AGREE TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE PURCHASER, ON THE ONE HAND, AND THE ISSUERS, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN

CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

                 (b) THE ISSUERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY TO THE ISSUERS AT THEIR ADDRESS SET FORTH BELOW. IN ADDITION, THE PURCHASER AGREES TO PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO THE ISSUERS AT THEIR ADDRESSES SET FORTH ABOVE IN
SECTION 14.5.  THE ISSUERS HEREBY CONSENT TO SERVICE OF PROCESS AS AFORESAID.

                 (c)    NOTHING IN THIS SECTION 14.12 SHALL AFFECT THE RIGHT
OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST THE ISSUERS OR THEIR RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                 SECTION 14.13 WAIVER OF RIGHT TO TRIAL BY JURY. THE ISSUERS AND THE PURCHASER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE ISSUERS AND THE PURCHASER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                 IN WITNESS WHEREOF, the Issuers and the Purchaser have executed this Agreement by their duly authorized officers as of the date first written above.



                                        LOUISIANA RIVERBOAT GAMING PARTNERSHIP




                                        By:
                                           -------------------------------
                                           Its:





                                        ST. CHARLES GAMING COMPANY, INC.




                                        By:
                                           -------------------------------
                                           Its:



                                        NOMURA HOLDING AMERICA INC.




                                        By:
                                           -------------------------------
                                           Its Attorney-in-Fact


                                        FIRST NATIONAL BANK OF COMMERCE,
                                          as Agent


                                        By:
                                           -------------------------------
                                           Its:

The schedules to the Note Purchase Agreement have been omitted but will be furnished to the Securities and Exchange Commission upon request.

                                                               Schedule 10.10 to
                                                         Note Purchase Agreement


                           SCGC Capital Expenditures


Project or Phase of Project                                               Amount
---------------------------                                               ------
Offsite Roads                                                        $ 2,400,000
Offsite Utilities                                                      1,200,000
Sidewalk                                                               1,200,000
Parking Garage                                                        12,480,000
Marine Work                                                            1,440,000
Architects; Engineers' and General Contractor Fees                     4,200,000
Pavilion                                                              20,400,000
Contingency                                                              840,000

                                                                  EXECUTION COPY





================================================================================





                     LOUISIANA RIVERBOAT GAMING PARTNERSHIP
                        ST. CHARLES GAMING COMPANY, INC.





                            NOTE PURCHASE AGREEMENT


                                      with


                          NOMURA HOLDING AMERICA INC.

                                      and

                        FIRST NATIONAL BANK OF COMMERCE,
                                    as Agent



                Up to $38,400,000 Senior Secured Increasing Rate
                                 Notes Due 1996





                           Dated as of July 20, 1995





================================================================================

                               TABLE OF CONTENTS



                                                                                                                     Page
ARTICLE 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2  Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 2.  SALE AND PURCHASE OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.1   Authorization of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.2   Contingent Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.3   Sale and Purchase of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 2.4   Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 2.5   Payments; Extension of Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 2.6   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.7   Interest Rate Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.8   Allocation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  .  24
ARTICLE 3.  PREPAYMENTS OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 3.1   Mandatory Payments and Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 3.2   Optional Prepayments of the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 3.3   Notice of Prepayment of the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 3.4   Application of Principal Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.5   Redemption Upon Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THE ISSUERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 4.1   Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 4.2   Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.3.  Binding Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.4.  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.5.  Business Operations and Other Information; Financial Condition . . . . . . . . . . . . . . . .  31
         Section 4.6   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.7   Litigation; No Violation of Governmental Orders or Laws; No Defaults . . . . . . . . . . . . .  32
         Section 4.8.  No Conflicts with Agreements, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.9   Consents, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.10  Outstanding Debt; Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.11  Assets and Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.12. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.13. Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 4.14. Broker's or Finder's Commissions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 4.15. Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 4.16  Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 4.17  Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 4.18  Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.19  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.20  Possession of Franchises, Licenses, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 4.21  Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 4.22  Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 4.23  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 4.24  Status under Certain Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 4.25  Solvency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42





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
         Section 4.26  Offering of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 4.27  No Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 4.28  Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE 5.  CONDITIONS TO INITIAL PURCHASES OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.1   Note Purchase Request. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.2   Proceedings Satisfactory.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.3   Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 5.4   Opinions of Counsel to the Issuers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 5.5   Representations and Warranties True, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 5.6   Absence of Material Adverse Change, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 5.7   Consents and Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 5.8   Absence of Litigation, Orders, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 5.9   Related Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 5.10  Transactions with Crown. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 5.11  Certain Notes Issued by SCGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 5.12  Certain Transactions With Hibernia . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 5.13  Repayment of Caterpillar Loans, Release of Caterpillar Ship Mortgage . . . . . . . . . . . . .  48
         Section 5.14  Minimum Cash Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 5.15  Transaction With Calcasieu Parish  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 5.16  Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 5.17  Environmental Audit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 5.18  Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 5.19  Letter Agreement with NSI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE 6.  CONDITIONS TO OBLIGATIONS TO PURCHASE NOTES
                AFTER THE CLOSING DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 6.1   Note Purchase Request. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 6.2   Representations and Warranties True. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 6.3   No Default or Event of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 6.4   Credit Limit Not Exceeded. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 6.5   Legal Prohibitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 6.6   Absence of Material Adverse Change, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 6.7   Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE 7.  FINANCIAL STATEMENTS AND INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 7.1   Statements and Reports.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE 8.  INSPECTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 8.1   Inspection of Properties and Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE 9.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 9.1   Payment of Principal and Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 9.2   Payment of Taxes and Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 9.3   Maintenance of Properties, Records and Existence.  . . . . . . . . . . . . . . . . . . . . . .  54
         Section 9.4   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 9.5   After Acquired Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 9.6   Future Guarantors and Securing Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 9.7   Early Refinancing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 9.8   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 9.9   ERISA Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60





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ARTICLE 10.  NEGATIVE AND MAINTENANCE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 10.1  Restrictions on Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 10.2  Restrictions on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 10.3  Limitation on Sale and Leasebacks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 10.4  Consolidation, Merger or Disposition of Assets; Acquisitions . . . . . . . . . . . . . . . . .  62
         Section 10.5  Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         section 10.6  Restricted Payments and Restricted Investments.  . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 10.7  Issuers Preferred Stock; Issuance of Stock by Subsidiaries.  . . . . . . . . . . . . . . . . .  64
         Section 10.8  Transactions with Affiliates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 10.9  Termination of Plans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 10.10 Capital Expenditures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 10.11 Operating Leases.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 10.12 Certain Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 10.13 Limitation on Dividend Restrictions Affecting Subsidiaries.  . . . . . . . . . . . . . . . . .  66
         Section 10.14 Limitation on Negative Pledge Clauses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 10.15 No Amendment of Charter, By-Laws, Etc..  . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 10.16 Acquisition of Margin Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 10.17 Amendments to Agreements and Instruments.  . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 10.18 Increases in Plan Compensation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 10.19 Financial Covenants of LRGP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 10.20 Financial Covenants of SCGC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

ARTICLE 11.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 11.1  Events of Default; Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 11.2  Suits for Enforcement; Remedies Against Collateral.  . . . . . . . . . . . . . . . . . . . . .  74
         Section 11.3  Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 11.4  Remedies Not Waived. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

ARTICLE 12.  CERTAIN MATTERS RELATING TO NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 12.1  Registration, Exchange, and Transfer of Notes. . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 12.2  Lost, Stolen, Damaged and Destroyed Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .  75

ARTICLE 13.  THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 13.1  Appointment, Powers and Immunities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 13.2  Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 13.3  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 13.4  Non-Reliance on Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 13.5  Failure to Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 13.6  Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 13.7  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 13.8  Resignation by the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 13.9  Removal of the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 13.10 Appointment of Successor Agent by Majority Noteholders . . . . . . . . . . . . . . . . . . . .  78
         Section 13.11 Concerning Any Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 13.12 Information Provided to Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 13.13 Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
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         Section 13.14 Controlling Instrument . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

ARTICLE 14.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 14.1  Amendment and Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 14.2  Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 14.3  Survival of Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Section 14.4  Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Section 14.5  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 14.6  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 14.7  Public Announcements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 14.8  No Fiduciary Relationship. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 14.9  Integration and Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 14.10 Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 14.11 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 14.12 Submission to Jurisdiction: Waiver of Service and Venue. . . . . . . . . . . . . . . . . . . .  85
         SECTION 14.13 WAIVER OF RIGHT TO TRIAL BY JURY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86





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                                   SCHEDULES


Schedule 4.4               -         Capital Stock
Schedule 4.6               -         Subsidiaries
Schedule 4.7               -         Litigation
Schedule 4.9               -         Consents
Schedule 4.10A             -         Existing Debt
Schedule 4.10B             -         Existing Investments
Schedule 4.11              -         Owned and Leased Real Property
Schedule 4.15              -         Environmental Matters
Schedule 4.17              -         ERISA
Schedule 4.18              -         Material Contracts
Schedule 4.19              -         Insurance
Schedule 4.20              -         Permits and Licenses
Schedule 4.21              -         Intellectual Property
Schedule 4.22              -         Bank Accounts
Schedule 5.6               -         Material Adverse Change
Schedule 10.10             -         Capital Expenditures


                                                         EXHIBITS

Exhibit A                  -         Form of Note
Exhibit B                  -         [Intentionally Omitted]
Exhibit C                  -         [Intentionally Omitted]
Exhibit D                  -         Form of Crown Pledge Agreement
Exhibit E                  -         Form of Crown Subordination Agreement
Exhibit F                  -         Form of Hibernia Intercreditor Agreement
Exhibit G                  -         Form of Leasehold Mortgage
Exhibit H                  -         Form of LRGP Fee Mortgage
Exhibit I                  -         Form of LRGP Pledge Agreement
Exhibit J                  -         Form of LRGP Ship Mortgage
Exhibit K                  -         Form of SCGC Fee Mortgage
Exhibit L                  -         Form of SCGC Ship Mortgage
Exhibit M                  -         Form of Note Purchase Request
Exhibit N-1                -         Form of Opinion of Phelps Dunbar, L.L.P.
Exhibit N-2                -         Form of Opinion of Stumpf & Falgout
Exhibit N-3                -         Form of Opinion of Smith, Martin, Schneider, Shields & Mott
Exhibit O                  -         Form of Security Agreement
Exhibit P                  -         Form of Subsidiary Guarantee
Exhibit Q                  -         Form of Depositary Bank Agreement





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